Exhibit 10.1

BORROWING BASE REVOLVING LINE

OF CREDIT AGREEMENT

by and among

WILLIAM LYON HOMES, INC.,

a California corporation

(together with any additional borrower which may be added as a co-borrower pursuant to this Agreement, “Borrower”)

and

CALIFORNIA NATIONAL BANK, a national banking association

(collectively referred to as “Lender”)

Dated: July 10, 2006

-i-

-ii-

-iii-

-iv-

Borrower: WILLIAM LYON HOMES, INC.

Loan No.: 7600004024

BORROWING BASE REVOLVING LINE

OF CREDIT AGREEMENT

This BORROWING BASE REVOLVING LINE OF CREDIT AGREEMENT is dated as of July 10, 2006 (together with any amendments or modifications hereto in effect from time to time, the “Agreement”), between WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”) and CALIFORNIA NATIONAL BANK, a national banking association (“Lender”).

RECITALS:

WHEREAS, Borrower is engaged in the business of developing residential subdivisions and constructing and selling residential units in such subdivisions;

WHEREAS, Borrower has requested that Lender establish a borrowing base line of credit for Borrower pursuant to which Borrower may finance the development of subdivisions and construction of units therein by Borrower;

WHEREAS, Lender is willing to provide such a borrowing base line of credit upon the terms and conditions hereinafter set forth; and

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In this Agreement, the following capitalized terms have the following meanings:

“A&D Completed Lot” means an A&D Lot for which the A&D Lot Improvements have achieved a 90% A&D Lot Development Completion Percentage and is otherwise eligible for transfer to Unit construction pursuant to Section 3.5.

“A&D Lot” means a lot shown on an approved, vesting preliminary subdivision plat or tentative map for Entitled Land, which Entitled Land constitutes an Approved Subdivision which is not included in Eligible Collateral as Pre-Development Land or Units and with respect to which Borrower has satisfied the conditions precedent set forth in Section 4.2.

“A&D Lot Development Budget” means the budget for the construction of A&D Lot Improvements in connection with A&D Lots in an Approved Subdivision approved by Lender, as amended and modified from time to time, with any aggregate change in the total A&D Lot Development Budget for A&D Lots in an Approved Subdivision in excess of 5% of the total A&D Lot Development Budget for such A&D Lots to require advance approval of Lender.

“A&D Lot Development Completion Percentage” means the current percentage of completion of A&D Lot Improvements in the applicable Approved Subdivision as determined by Lender based on its review of the current Collateral Certificate and physical inspections of the Collateral made pursuant to this Agreement.

“A&D Lot Development Plans and Specifications” means the plans and specifications for the development of A&D Lot Improvements in an Approved Subdivision that have been prepared by an engineer, together with any amendments or modifications to those plans and specifications, all as approved by the Lender.

“A&D Lot Eligibility Date” means the date an A&D Lot is first included as such in a Borrowing Base Report.

“A&D Lot Improvement Construction Costs” means the aggregate “hard” and “soft” costs to plan, design, and construct the applicable A&D Lot Improvements as set forth in the applicable A&D Lot Development Budget (including, without limitation, fees payable to Governmental Authorities); provided, however, that the A&D Lot Improvement Construction Costs shall not exceed the amount of such costs actually incurred by Borrower to plan, design, and construct such A&D Lot Improvements.

“A&D Lot Improvements” means improvements which may exist or which are to be constructed (including, without limitation, curbs, grading, landscaping, sprinklers, storm and sanitary sewers, paving, sidewalks, and utilities) necessary to make an Approved Subdivision suitable for the construction of single family homes (including attached and detached Units) and any common area improvements which may exist or which are to be constructed, together with the associated fixtures and other tangible personal property located or used in or on land on which such improvements are constructed.

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Acquisition Cost” means, with respect to any Subdivision (including any Land contained therein), the actual net purchase price paid by Borrower to acquire such Subdivision, after deducting any write-downs in the acquisition cost of such Subdivision in accordance with

GAAP and without including any step-ups in the value of such Subdivision, whether or not permitted under GAAP.

“Advance” means an advance of Loan proceeds by Lender to Borrower hereunder.

Advance Request” means as defined in Section 2.2.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Borrowing Base Revolving Line of Credit Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Appraisal” means an appraisal with respect to any of the Approved Subdivisions, Lots and/or Units thereon (i) ordered by Lender, (ii) prepared by an appraiser satisfactory to Lender, (iii) in compliance with all federal and state standards for appraisals and all MAI and FIRREA requirements, (iv) reviewed and approved by Lender’s appraisal department, and (v) in form and substance satisfactory to Lender in its sole discretion.

“Appraised Absorption” means, with respect to Units in each Approved Subdivision, the number of such Units estimated to be sold (and title transferred to a third party) and released (in accordance with Section 2.7(a)) in a calendar month, as determined by Lender at the time of Lender’s approval of such Approved Subdivision on the basis of the applicable Appraisal and thereafter each calendar month on a trailing basis.

“Appraised Value” means the market value “as if completed” of any Approved Subdivision, including without limitation any Entitled Land, Lot or Unit (excluding therefrom the value of any Land and Improvements that have been sold and transferred) as determined by Lender based on the most recent Appraisal or updated Appraisal, less, to the extent not otherwise included as a deduction in the determination of Appraised Value pursuant to the Appraisal or Updated Appraisal, the aggregate unpaid amount of all Liens and Encumbrances adversely affecting the value such Approved Subdivision, Lot and Unit which are senior to the lien of the Deed of Trust, including without limitation, arising in connection with any improvement districts, “Mello-Roos” districts, community facilities districts, and similar assessment districts or bonds issued in connection therewith.

“Approvals and Permits” means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, entitlements and other actions and rights granted by or filings with any Person necessary or appropriate for acquisition, entitlement, development and completion of the Lots and Improvements with respect to the Approved Subdivisions (and the Land contained therein), the infrastructure within such Approved Subdivision, and any common area improvements which may exist or which are to be constructed), for construction of Units and A&D Lot Improvements for the sale of Units and Lots for occupancy, and the ownership and use by Borrower and other Persons of Units and Lots or otherwise for the conduct of, or in connection with the business and operations of Borrower (including without limitation, satisfaction of Borrower’s obligations with respect to Purchase Agreements).

“Approved Subdivision” means any Subdivision (and each of the Lots and Units contained therein) approved by Lender as of the Closing Date, and such other Subdivisions which may be approved by Lender from time to time after the Closing Date pursuant to Article 4.

“Approved Subdivision Closing Date” means that date upon which a Subdivision is approved by Lender as an Approved Subdivision pursuant to this Agreement, with such date being evidenced by the effective date of the Subdivision Loan Addendum between Borrower and Lender.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignments” means those certain Loan Documents executed by any Person in favor of Lender, whereby such Person has assigned all of its right, title and interest in certain property as additional security with respect to the Loan, including without limitation, the Assignments of Plans and Specifications, Contracts and Permits and any development agreement assignments with respect to any Approved Subdivision, as may be requested by Lender from time to time.

“Authorized Representative” means the authorized agent or designated Person of Borrower certified by Borrower to Lender for the purpose of making certifications, including Advance Requests, required by this Agreement.

“Available Liquidity” means, with respect to any Person, that amount which is equal to the sum of (i) aggregate unpledged, unreserved and unrestricted cash; (ii) unpledged, unreserved and unrestricted Cash Equivalent Investments, and (iii) Undrawn Availability.

“Available Loan Commitment” means, at any time with respect to the Loan and the amount of Commitment available to Borrower, the lesser of: (a) the Commitment Amount; or (b) the result of multiplying the aggregate Collateral Value of all Eligible Collateral in the Borrowing Base (as such Collateral Value may be adjusted from time to time pursuant to Article 3) by the applicable Maximum Allowed Advance Rate with respect to such Eligible Collateral.

“Borrower” means as defined in the in the opening paragraph of this Agreement.

“Borrowing Base” consists of the Eligible Collateral as reflected in the most current Borrowing Base Report.

“Borrowing Base Report” means a report prepared by Borrower and approved by Lender as provided in this Agreement setting forth the Eligible Collateral then constituting the Borrowing Base, the Collateral Value of the Borrowing Base, and certain other information, in the format prescribed by Lender from time to time.

“Budget” means any one of the A&D Lot Development Budgets and the Unit Budgets, with respect to each Approved Subdivision, as approved by Lender and as may be amended and modified from time to time pursuant to the terms of this Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which Lender is generally open in California for the conduct of substantially all of its commercial lending activities.

“CC&Rs” means and includes restrictive covenants, conditions, restrictions, easements, and other rights that exist or are contemplated with respect to an Approved Subdivision.

“Calendar Month” means any of the twelve (12) calendar months of the year.

“Cash Equivalent Investments” means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided, in each case, that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Certification of Non-Foreign Status” means an affidavit, signed under penalty of perjury by an Authorized Representative, stating (a) that Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder, (b) Borrower’s U.S. employer identification number, and (c) the address of Borrower’s principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Code, and shall otherwise be in form and substance acceptable to the Lender.

“Closing Date” means the earlier of the date of the disbursement of the first Advance or the recordation of the first Deed of Trust following satisfaction of the requirements in Section 4.2, as determined by the Lender.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all real and personal property with respect to each Approved Subdivision, as such real and personal property is described in each of the Deeds of Trust.

“Collateral Certificate” means the certificate of Borrower, in form and substance satisfactory to Lender and containing such certifications as Lender may require, setting forth the information required by Section 3.12(b).

“Collateral Value” means, at the time the Collateral Value of the Borrowing Base is determined, the aggregate total of the Unit Collateral Values for all Units, the Lot Collateral Values for all Lots and Pre-Development Land Collateral Values for all Pre-Development Land.

“Commitment Amount” means FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) subject to such increases thereof pursuant to Section 2.1(d); provided, however, upon the occurrence of a Term Out Date pursuant to Section 2.1(h), the Commitment Amount shall be deemed to be that amount which is equal to the aggregate amount of Outstanding Loan Borrowings as of such Term Out Date.

“Compliance Certificate” shall have the meaning set forth in Section 6.4(h).

“Contingent Obligation” of a Person means any agreement, undertaking, arrangement or obligation, other than those expressly excluded from the definition of “Indebtedness”, by which such Person: (a) assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, or effectively guarantees, any obligation or liability of any other Person, in any manner, whether directly or indirectly; or (b) agrees to maintain the net worth, working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss; including, in either case (a) or (b) above, (i) any comfort letter, operating agreement, take-or-pay contract, agreement to indemnify or hold harmless, performance bond or other suretyship arrangement or any other form of assurance against loss (except for the endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business) or (ii) the obligations of any such Person as the general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Controlling Interest” means, with respect to any Person (other than an individual), (a) an Ownership Interest totaling in excess of fifty percent (50%) of the voting and ownership interests of such Person, or (b) control of the management and day-to-day operations of such Person.

“Deed of Trust” means as appropriate, one or more construction deeds of trust in form and substance satisfactory to Lender executed by Borrower, as trustor, to a trustee selected by Lender (which trustee may be the applicable Title Company with respect to the applicable Approved Subdivision), for the benefit of the Lender, as beneficiary, creating a first lien on the Approved Subdivisions and all other Improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto, securing the Obligations, as such deed of trust may currently exist and as may be amended, modified, supplemented, renewed or restated from time to time.

“Default Rate” shall have the meaning given to such term in the Note.

“Distributions” means any of the following:

(a) Any dividend, distribution or advance paid or declared by Borrower or WLH to their respective shareholders in respect of any Ownership Interest therein;

(b) Any purchase, redemption, retirement or other acquisition by Borrower or WLH for value, of any of the respective Ownership Interests therein now or hereafter outstanding, or any interest therein;

(c) Any return of capital of Borrower or WLH to their respective shareholders; and

(d) Any other distribution of the assets, properties, cash, rights, obligations or securities of Borrower or WLH to their respective shareholders.

“Dollar,” “U.S. Dollar” and the symbol $ means lawful money of the United States of America.

“EBITDA” means, with respect to any Person, such Person’s Net Income plus, to the extent deducted from revenues in determining Net Income, (i) Interest Expenses, (ii) expenses for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Net Income, extraordinary gains realized other than in the ordinary course of business, all as determined in accordance with GAAP.

“Effective Date” means the date set forth in the opening paragraph of this Agreement.

“Eligible Collateral” means any Pre-Development Land, A&D Lots, and any Units in each of the Approved Subdivisions that meet the requirements of this Agreement for inclusion as Eligible Collateral in the Borrowing Base and that are included in the current Borrowing Base Report.

“Entitled Land” means Lots and other real property with respect to which the following is correct: (a) such Lots are in a zoning classification that is consistent with Borrower’s actual and proposed use of such real property; and (b) (i) a preliminary subdivision plat or tentative map has been completed and has been approved by all applicable Governmental Authorities and is not subject to further discretionary approvals or conditions and, as applicable, (ii) all final discretionary approvals have been obtained, such as site plan, conditional use permit, site development permit, or other similar discretionary permit required by the local jurisdiction prior to issuance of building permits; and (iii) the project has obtained the appropriate permits or authorizations required pursuant to the Federal Clean Water Act, the Federal Endangered Species Act, and any equivalent State Law permit or authorization.

“Environmental Agreement” means, individually and collectively, each environmental indemnity agreement executed by Borrower or Guarantor for the benefit of Lender with respect to each Approved Subdivision, as such agreements may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

“Event of Default” means as defined in Section 9.1.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility Anniversary Date” means each annual anniversary of the Effective Date beginning July 10, 2007.

“Facility Increase” means as defined in Section 2.1(d)(i).

“Financial Covenants” means the covenants set forth in Article 7.

“Financing Statements” means such UCC financing statements perfecting Lender’s security interest in the Collateral now owned or hereafter acquired by Borrower.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” or “Governmental Authorities” means any and all governments or courts and/or any and all agencies, authorities, bodies, bureaus, departments, or instrumentalities of any government having jurisdiction over the Collateral, any Subdivision, any agreement with respect thereto, Borrower.

“Guarantor” means WLH, or any other Person who may execute a Guaranty as a condition precedent to the effectiveness of this Agreement.

“Guaranty” means any guaranty, including without limitation, any payment or completion guaranty, executed by any Guarantor in favor of Lender as of the effective date of this Agreement and as a condition precedent thereto, as such guaranty or guaranties may be amended, modified, restated, renewed and supplemented from time to time.

“Hard Costs” means all costs incurred for labor performed in the construction of the Improvements and for the materials incorporated into the Improvements.

“Impositions” means any and all of the following:

(a) Real property taxes and assessments (general and special) assessed against or imposed upon or in respect of any of the Collateral or the Obligations;

(b) Personal property taxes assessed against or imposed upon or in respect of any of the Collateral or the Obligations;

(c) Other taxes and assessments of any kind or nature that are assessed or imposed upon or in respect of the Collateral or the Obligations or that may result in a Lien or Encumbrance upon any of the Collateral (including, without limitation, non-governmental assessments, levies, maintenance and other charges whether resulting from covenants, conditions, and restrictions or otherwise, water and sewer rents and charges, assessments on any water stock, utility charges and assessments, and owner association dues, fees, and levies);

(d) Taxes or assessments on any of the Collateral in lieu of or in addition to any of the foregoing;

(e) Taxes on income, revenues, rents, issues, and profits, and franchise taxes;

(f) Costs, expenses, and fees arising from or related to any of the Approvals and Permits or the Requirements; and

(g) Assessment, documentary, indebtedness, license, stamp, and revenue charges, fees, and taxes and any other fees or taxes imposed on Lender and measured by or based in whole or in part upon ownership of any Deed of Trust, interest in Collateral, or any promissory note, guaranty, or indebtedness secured by any Deed of Trust or upon the nature or amount of the Obligations, excluding, however, from all of the foregoing any estate, excess profits, franchise, income, inheritance, or similar tax levied on Lender.

“Improvements” means the improvements to be constructed with respect to each Approved Subdivision, including without limitation, infrastructure construction and grading necessary to improve each Lot in the Approved Subdivision to A&D Completed Lot condition and any Units thereon.

“Indebtedness” means, without duplication, (i) principal and interest and all other sums payable under the Note and all other indebtedness of Borrower to Lender arising under or in connection with the Note, this Agreement and other Loan Documents, and (ii) as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (c) reimbursement obligations under any letter of credit, Rate Management Obligations, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device; (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); (e) any other obligation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person; (f) all Contingent Obligations; and (g) all liabilities and obligations in connection with sale and leaseback transactions, synthetic leases and other forms of “off-balance sheet” financing; provided, however, in determining Borrower or Guarantor’s compliance with the financing covenants set forth in Article 7, Indebtedness will not include liabilities with respect to surety bonds, completion or performance bonds, and other similar Contingent Obligations to the extent such Contingent Obligations are not accruable as liabilities on the balance sheet of either Borrower pursuant to GAAP.

“Intangible Assets” means, with respect to any Person, all intangible assets of such Person under GAAP, determined on a consolidated basis, including, without limitation, copyrights, franchises, goodwill, licenses, non-competition covenants, organization or formation expenses, patents, service marks, service names, trademarks, trade names, write-up in the book value of any asset in excess of the acquisition cost of the asset, any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person, loans and advances to partners and officers, employees, or directors of such Person (or members of their immediate families), unamortized leasehold improvement expense not recoverable at the end of the lease term, unamortized debt discount, and deferred discount.

“Interest Expense” means, for any period, the sum of all interest expensed by a Person on a consolidated basis during such period, including amounts previously capitalized and amortized through costs of sale for the current period, all as determined in accordance with GAAP.

“Interest Incurred” means, for any period, interest incurred by a Person on a consolidated basis during such period, including without limitation, capitalized interest, all as determined in accordance with GAAP.

“Interest Rate” means the Reference Rate, with such interest rate being adjusted from time to time as and when the Reference Rate is adjusted.

“Involuntary Lien” means any Lien or Encumbrance securing the payment of money or the performance of any other obligation created involuntarily under any law, ordinance, regulation, rule, or otherwise and any claim of any such Lien or Encumbrance. For purposes of this Agreement and the other Loan Documents, and the rights and remedies with respect thereto, “stop notices” or similar notices and demands from Persons performing work or supplying materials with respect to any Collateral and who are asserting lien rights, shall be considered as Involuntary Liens.

“Land” means any land within an Approved Subdivision, including without limitation, Entitled Land.

“Land Under Development” means, with respect to any Approved Subdivision and any Lot identified therein, Land which constitutes Pre-Development Land upon which construction of the Improvements has commenced and is continuing after the inclusion of such Approved Subdivision in the Borrowing Base, all as determined by Lender based upon a physical inspection of such Approved Subdivision (and the subject Land therein).

“Lender” means as defined in the opening paragraph of this Agreement, together with any successors and assigns.

“Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following:

(a) Any lease or other right to use;

(b) Any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created (including, without limitation, Involuntary Liens) and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and

(c) Any option, right of first refusal, or other interest or right.

“Loan” means the Loan made by the Lender pursuant to Article 2.

“Loan Documents” means this Agreement, the Note, any Guaranty, the Security Instruments, the Environmental Agreement, the Assignments, and any guaranties, agreements, assignments, documents, or instruments now or hereafter evidencing, guarantying or securing the Loan and any and all Advances of the Loan made hereunder, as any of the same may presently exist or as may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Lot” means an individual lot designated as such on a subdivision plat or map (whether preliminary or final, provided that any preliminary plat must not be conditioned on any discretionary approvals that would prevent the filing of a final plat). Unless the context otherwise requires, the term “Lot” refers to the lot prior to a transfer of the lot for Unit construction and inclusion of the Lot in Eligible Collateral as a Unit.

“Lot Allocation” means, (i) with respect to each Lot included as Eligible Collateral in the Borrowing Base, the Maximum Allowed Advance for the Lot reduced by that amount which is equal to the result obtained by multiplying the A&D Lot Improvement Construction Costs as set forth in the applicable A&D Lot Development Budget by the applicable Maximum Allowed Advance percentage for that Lot and (ii) with respect to each Unit included as Eligible Collateral in the Borrowing Base, the Maximum Allowed Advance for the Unit reduced by that amount which is equal to the result obtained by multiplying the “hard” and “soft” costs of constructing the Unit as set forth in the applicable Unit Budget by the applicable Maximum Allowed Advance percentage for such Unit.

“Lot Collateral Value” means, for a particular Lot which constitutes Eligible Collateral, the sum of (i) the Lot Allocation for such Lot and (ii) the result (but not less than zero) obtained by subtracting the Lot Allocation for such Lot from the Maximum Allowed Advance for such Lot and then multiplying the difference by the A&D Lot Development Completion Percentage.

“Lot Eligibility Date” means, with respect to any each Lot (and including any Land Under Development) , the date such Lot (or Land Under Development) is first included as such in a Borrowing Base Report.

“Material Adverse Change” means any change in the assets, liabilities, financial condition, or results of operations of Borrower, Guarantor, or the members or partners of Borrower, any other event or condition with respect to Borrower, Guarantor, such members or partners, or any change in sales of Units, development of Lots and Units, costs and expenses with respect to such development of Lots and Units with respect to an Approved Subdivision that materially and adversely affects any of the following: (i) the likelihood of performance by Borrower, Guarantor, such members or partners of any of their respective Obligations or the ability of Borrower, Guarantor or such members or partners to perform such Obligations, (ii) the likelihood of performance by any such members or partners of any of their material obligations to Borrower (including, without limitation, the obligation to make capital contributions to Borrower), (iii) the likelihood that the costs and expenses of developing the Lots and Units within each of the Approved Subdivisions will be within the budgets approved by Lender, (iv) the legality, validity or binding nature of any of the Obligations of Borrower, Guarantor, or such members or partners (including, without limitation, the obligation to make capital contributions to Borrower), (v) any Lien or Encumbrance securing any of such Obligations, or (vi) the priority of any Lien or Encumbrance securing any of such Obligations.

“Maturity Date” means July 10, 2007, as such date may be extended from time to time pursuant to Sections 2.1(g) or 2.1(h). In the event the term out provisions of Section 2.1(h) are implemented, the Maturity Date shall be extended to, and have the same meaning as, the Term Out Maturity Date.

“Maximum Allowed Advance” means the maximum advance amount (or maximum advance rate as context may require) with respect to any Pre-Development Land, Lot or Unit, with such amount or rate being equal to the following:

(a) With respect to Pre-Development Land, the lesser of (A) 65% of the Appraised Value of the Pre-Development Land, or (B) 80% of the Pre-Development Land Acquisition Cost.

(b) With respect to Land Under Development, the lesser of (A) 75% of the Appraised Value of the Land Under Development, or (B) 80% of the A&D Lot Development Budget Costs for such Land Under Development.

(c) With respect to A&D Completed Lots, the lesser of (A) 75% of the Appraised Value of the A&D Completed Lot, or (B) 80% of the Total Lot Cost for the A&D Completed Lot.

(d) With respect to each Unit:

(i) For each Presold Unit, the lesser of (A) 80% of the lower of the Appraised Value for that Unit or the estimated Net Sales Proceeds to be received with respect to that Unit pursuant to the applicable Purchase Contract, or (B) 90% of the Unit Cost for that Unit;

(ii) For each Spec Unit, the lesser of (A) 80% of the Appraised Value for that Unit or (B) 90% of the Unit Cost for that Unit; and

(iii) For each Model Unit, the lesser of (A) 80% of the Appraised Value for that Unit or (B) 90% of the Unit Cost for that Unit.

“Model Unit” means a Unit which is open to the general public for viewing purposes and which is not available for sale until all of its corresponding plan type in the applicable Subdivision have been sold.

“Net Income” means, with respect to any Person, the net income (or loss) of such Person for the applicable period, as such net income is determined in accordance with GAAP.

“Net Sales Proceeds” means in the case of a Unit or Lot, the gross sales price of the Unit (including, without limitation, all options and upgrades) set forth in the Purchase Contract for such Lot or Unit, less (i) customary tax and assessment prorations; (ii) reasonable and customary warranty costs and closing costs, including without limitation, sales commissions (provided that such costs shall not, in the aggregate, exceed 8% with respect to any Unit or Lot) and (iii) such other costs, if any, which may be approved by Lender in writing in its sole discretion.

“Note” or “Notes” means, individually and collectively, the promissory note of Lender of even date herewith, executed by Borrower and payable to Lender, and any additional promissory notes executed after the date hereof, in each case evidencing Borrower’s indebtedness hereunder, as the same may be amended, modified, extended, renewed or supplemented from time to time.

“Obligations” means the obligations of Borrower under this Agreement and the applicable Loan Documents.

“Organizational Documents” means, with respect to any Person: (a) if such Person is a limited liability company, such Person’s articles of organization, operating agreement, limited liability company agreement and other documents governing the management and operation of such Person; (b) if such Person is a general or limited partnership, such Person’s certificate of limited partnership, partnership agreement and other documents governing the management and operation of such Person; (c) if such Person is a corporation, such Person’s articles of incorporation, bylaws and the other documents and instruments governing the management and operation of such Person; (d) if such Person is a trust, such Person’s certificate of trust, trust agreement and the other documents and instruments governing the management and operation of such Person; and (e) if such Person is another type of entity, the documents and instruments pursuant to which such Person is formed, managed and operated; in each case, certified by (i) the applicable Secretary of State (for any Organizational Documents that have been filed with any Secretary of State) or (ii) an Authorized Representative (for any Organizational Documents that have not been filed with any Secretary of State).

“Other Amounts” means all amounts, other than principal and interest, payable by Borrower under this Agreement and any of the other Loan Documents to or for the benefit of the Lender, including, without limitation, fees, costs and expenses pursuant to Section 2.5.

“Outstanding Loan Borrowings” means from time to time and at any time, the aggregate amount of then outstanding Advances with respect to the Loan.

“Ownership Interest” means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership, joint venture and limited liability company interests) of a designated Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Payment Date” means the first (1st) day of each Calendar Month, with the first Payment Date being the First (1st) day of the first full Calendar Month after the Effective Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Exceptions” means:

(a) Involuntary Liens for Impositions that are not yet delinquent;

(b) Involuntary Liens (other than for Impositions) with respect to which Borrower satisfies each of the following requirements: (i) Borrower contests the validity of such Involuntary Lien in good faith by appropriate legal proceedings; (ii) Borrower gives written notice to Lender of Borrower’s intent to contest or object to the same; (iii) Borrower demonstrates to Lender’s satisfaction that the procedures will conclusively operate to prevent the sale of any part of the Collateral to satisfy the Involuntary Lien prior to final determination of such proceedings; (iv) the amount of any such Involuntary Liens (individually or in the aggregate) does not exceed five percent (5%) of the Collateral Value of the Eligible Collateral within that Approved Subdivision unless otherwise approved by Lender; and (v) Borrower takes any and all other actions (including, without limitation, obtaining bonds, title insurance endorsements, or other security) as Lender may deem necessary or appropriate in order to prevent the sale of any Collateral to satisfy the Involuntary Lien and prevent any impairment of any such Collateral or, if such Collateral is Eligible Collateral, Borrower removes the affected Collateral from the Eligible Collateral.

(c) All items, except Impositions, in Schedule B to any Title Policy that have been approved by Lender; and

(d) Any other Liens and Encumbrances consented to by Lender in advance in writing from time to time.

“Permitted Transfer” means each of the following:

(a) Transfers of any Ownership Interests (whether direct or indirect) in Borrower or Guarantor which are permitted pursuant to the terms of the Senior Credit Facility;

(b) Transfers with respect to any Person whose stocks or certificates are traded on a nationally recognized stock exchange;

(c) Permitted Exceptions; and

(d) All Transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality.

“Person” means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, any Governmental Authority, or any other entity, whether acting in an individual capacity, fiduciary capacity or other capacity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

“Plans and Specifications” means the plans and specifications with respect to the Improvements within any Approved Subdivision as approved by all applicable Governmental Authorities, as such plans and specifications may be modified from time to time upon the prior review and approval of Lender to the extent requested by Lender, which approval shall not be unreasonably withheld, delayed or conditioned.

“Pre-Development Land” means any Entitled Land in any Approved Subdivision designated for the development of Units where (i) a preliminary subdivision plat or map has been approved by all applicable governmental authorities to the extent necessary to permit the development of such Entitled Land, (ii) all governmental permits, consents and approvals have been obtained to permit the commencement and grading of such Entitled Land as necessary to improve such Entitled Land to an A&D Completed Lot, (iii) all fees required in connection with such licenses, permits, approvals and grading have been paid, and (iv) no material impediments exist to the issuance of all further permits, licenses or approvals necessary or appropriate in connection with the development of utilities, infrastructure and other physical site improvements on such Lots.

“Presold Unit” means a Unit that is subject to a Purchase Contract.

“Product Line” means a group of Units which, in the ordinary course of Borrower’s business, are marketed together under a common plan or plans based upon the type of Unit constructed and the price of such Units.

“Project Cost” means, with respect to any Approved Subdivision (or any Lot or Unit contained therein), the total of the following amounts: (a) the Acquisition Cost, (b) the amounts set forth on the Budget (as adjusted from time to time pursuant to this Agreement) to commence, construct and complete all of the Improvements, including without limitation, both Hard and Soft Costs and (c) the amounts, whether or not reflected on the Budget, determined by the Lender from time to time to be necessary to complete the Improvements and maintain the subject property, including without limitation, cost overruns, contingency reserves (including without limitation, interest reserves), taxes, assessments, insurance costs and all other operating expenses.

“Protective Advances” means all sums expended by the Lender: (a) to protect the priority, validity and enforceability of the lien of the Deeds of Trust and any and all other Loan Documents encumbering any of the Collateral; (b) to protect the value or the security of any of the Collateral, including any amounts expended in accordance with this Agreement or any other Loan Document; and (c) if any Approved Subdivision is acquired by Lender or some other entity on behalf of Lender, amounts expended to complete any Improvements on the Approved Subdivisions.

“Purchase Contract” means a bona fide written agreement between Borrower and a purchaser who is not an Affiliate of Borrower entered into in the ordinary course of Borrower’s business and pursuant to which such purchaser has agreed to purchase a Unit, which agreement (i) shall be accompanied by a non-refundable cash earnest money deposit or down payment of at least $5,000.00; (ii) shall be with a buyer who has been prequalified for a purchase money loan for the Lot and Unit by Borrower or a mortgage broker, mortgage banker or other residential lending institution; (iii) not subject to any contingency related to the sale of the buyer’s existing residence; and (iv) any closing contingencies, including any financing contingency, being required to be removed no later than 60 days prior to closing.

“Reference Rate” has the meaning set forth in the Note.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Requirements” means any and all obligations, other terms and conditions, requirements, and restrictions in effect now or in the future by which Borrower or any or all of the Collateral are bound, or which are otherwise applicable to any or all of the Collateral, construction of any Units or A&D Lot Improvements, until this Agreement has terminated or expired, the Loan has been paid in full, and all other Obligations are paid and performed in full and all obligations of Lender arising under the Loan Documents have terminated, the development or construction of any of the Approved Subdivisions, or occupancy, operation, ownership, or use of Collateral, Lots, Units, or A&D Lot Improvements, including, without limitation, any obligations, terms, conditions, restrictions, or requirements imposed by any law, ordinance, regulation, or rule (federal, state, or local); any Approvals and Permits; any Permitted Exceptions; any condition, covenant, restriction, easement, right-of-way, or reservation applicable to such Collateral; any insurance policies; any other agreement, document, or instrument to which Borrower is a party or by which Borrower, or any of the Collateral or the business or operations of Borrower is bound; or any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the Collateral is bound.

“Security Instruments” means, collectively and individually, the Deeds of Trust, the Assignments, the Financing Statements, and any other documents pursuant to which Borrower or any other Person assigns, pledges or otherwise grants Lender or its assignee a security interest in the Collateral, as any of the same may currently exist or as may be amended, modified, supplemented, extended, restated, or renewed from time to time.

“Senior Credit Facility” means any loan agreement, note, indenture, credit agreement or similar agreement or agreements, as the same may be amended, modified, restated or replaced,

evidencing Borrower’s obligations under (i) 7 5/8% notes due December 15, 2012, (ii) 10  3/4% notes due April 1, 2013, and (iii) 7  1/2% notes due February 15, 2014.

“Soft Costs” means all costs designated as “Soft Costs” on the Budget and which are not otherwise identified as Hard Costs.

“Spec Unit” means a Unit under construction or completed for the purpose of adding to Borrower’s inventory of Units and which is not subject to a Purchase Contract and is not a Model Unit.

“Subdivision” means a group of Lots upon which Units are intended to be constructed, marketed and sold as a single Product Line or otherwise marketed and sold together regardless of whether Units in such group of Lots are to be constructed at the same time or in phases. If required by Lender, subdivisions located in the same area and similar in product and market segment shall be treated as a single subdivision in this Borrowing Base Loan and no subdivision will exceed the limitations set forth in Article 3 of this Agreement, whether such Lots are purchased pursuant to an option agreement over time or purchased in bulk.

“Subdivision Documents” means a tentative and/or final plat map or similar document covering a Subdivision and dividing the Subdivision into lots in accordance with the Requirements of the applicable Governmental Authorities.

“Survey” means a current ALTA survey of any Approved Subdivision prepared by a surveyor registered or licensed in the state where the Approved Subdivision is located, which survey shall be in form and substance acceptable to Lender.

Tangible Net Worth means as defined by or otherwise determined in conformity with GAAP; provided, however, in determining such Tangible Net Worth, the following shall be excluded with respect to such determination: (a) Intangible Assets, (b) any notes or obligations receivable from Affiliates except to the extent such notes or obligations receivable are on terms which are fair, reasonable and equivalent of an arm’s length transaction with an unrelated third Person, (c) any “step-up” in value of assets that results from a transaction with an Affiliate or between Affiliates, or recognition of a gain or profit from a sale or contribution of an asset to an Affiliate or a transaction between Affiliates except to the extent such transactions are on terms which are fair, reasonable and equivalent of an arm’s length transaction with an unrelated third Person, and (e) any subordinated debt (other than as may be specifically approved by Lender in writing) shall be excluded, all determined on a consolidation basis.

“Term Out Commencement Period Date” means as defined in Section 2.1(h).

“Term Out Maturity Date” means as defined in Section 2.1(h)(i).

“Title Company” means any title insurance company approved by Lender to issue a Title Policy in connection with Lender’s Deeds of Trust; unless otherwise permitted by Lender, Borrower shall be required to use the same Title Company for all Approved Subdivisions.

“Title Policy” and “Title Policies” mean, respectively, each and all title insurance policies and endorsements thereto issued pursuant to the requirements of this Agreement and any reinsurance or co-insurance agreements and endorsements as Lender may require, including without limitation, reinsurance for any title policy amount of $100,000,000 or greater pursuant to a reinsurance agreement (utilizing the ALTA Facultative Reinsurance Agreement (9-24-94) form) with another Title Company acceptable to Lender.

“Total Lot Cost” means with respect to each Lot in each Approved Subdivision, the sum of the Acquisition Cost and the aggregate of “hard” and “soft” costs to plan, design, and construct applicable improvements such as curbs, grading, landscaping, sprinklers, storm and sanitary sewers, paving, sidewalks and utilities, as are necessary to make an Approved Subdivision suitable for the construction of single family homes (including Attached and Detached Units) on the applicable underlying Lots, together with any common area improvements which may exist, allocated on a per Lot basis.

“Transfer” means:

(a) any sale, transfer, conveyance, assignment, hypothecation, encumbrance, lease or vesting of any Approved Subdivision or any part thereof or interest therein to or in any Person, whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions; and

(b) any sale, transfer, conveyance, assignment, hypothecation, or encumbrance of any Ownership Interest in Borrower, whether direct or indirect; provided, however, a sale, transfer or assignment of any Ownership Interest in Borrower (whether direct or indirect), shall be permitted so long as the requirements of Section 6.19 continue to be satisfied at all times;

(c) any merger or consolidation of Borrower and/or Guarantor; or

(d) the execution of any agreements to do any of the foregoing.

“Undrawn Availability” means the sum of (a) that portion of the Available Loan Commitment which is available for Advance (including satisfaction of all conditions precedent thereto except for a request for such Advance) but has not yet been disbursed pursuant to the terms and conditions of this Agreement and (b) that portion of any line of credit facility held by Borrower with any financial institution which is available for immediate disbursement (including satisfaction of all conditions precedent thereto except for a request for such disbursement) to Borrower pursuant to that credit facility’s loan terms but has not yet been disbursed.

“Unit” means a residential dwelling or dwellings constructed or to be constructed on a Lot, together with the associated Lot.

“Unit Budget” means a budget setting forth the Unit Construction Costs with respect to each Unit. Each Unit Budget will be subject to review and approval by Lender.

“Unit Collateral Value” means a valuation of each Unit based upon the Unit’s stage of construction. The Unit Collateral Value for a particular Unit equals the sum of (a) the Lot Allocation and Lender approved Up Front Costs for the Unit and (b) the result obtained by subtracting the Lot Allocation and Lender approved Up Front Costs for the Unit from the

Maximum Allowed Advance (taking into account any applicable Reclassification Adjustment) for the Unit and then multiplying the difference by the Unit Completion Percentage.

“Unit Completion Percentage” means for any Unit, the current percentage of construction completed as reflected in each Borrowing Base Report in increments of 5% each, based upon the stages of construction set forth in Exhibit ”A”.

“Unit Construction Cost” as set forth in the Unit Budget approved by Lender in its sole discretion, means, with respect to each Unit, the sum of (i) the “hard costs” associated with the construction of the Unit, (ii) the “soft costs” associated with the construction of the Unit, including property taxes, appraisal costs, architects and engineers fees, entitlement costs, project supervision costs and review and inspection fees, (iii) Up Front Costs, specifically approved by Lender, in it’s sole discretion and (iv) an amount approved by Lender representing the allocated financing costs with respect to such Unit.

“Unit Cost” for a particular Unit means the sum of (i) the Unit Lot Cost for the Unit and (ii) the Unit Construction Cost for the Unit.

“Unit Eligibility Date” means, with respect to each Unit, the date on which that Unit is first included in Eligible Collateral as a Unit pursuant to this Agreement, as reflected on the Borrowing Base Report, and regardless of whether periods exist during which such Unit is not included as Eligible Collateral.

“Unit Lot Cost” means, with respect to each Unit included in Eligible Collateral, the cost of the Lot as determined by Lender in connection with the approval of each Approved Subdivision, based upon one or more of the following: (i) the Total Lot Cost of the Lots in such Approved Subdivision divided by the number of such Lots; or (ii) the book value of such Lots as determined in accordance with GAAP or based on the applicable Appraised Value if Lender determines such valuation is reasonable and the Lot is not subject to any other Liens and Encumbrances securing Indebtedness of Borrower (whether junior or senior in priority to the applicable Deed of Trust).

“Unmatured Event of Default” means any condition or event that with notice, passage of time, or both, would be an Event of Default.

“Up Front Costs” includes only those fees and costs specifically identified and approved by Lender, in Lender’s sole discretion. Such fees and costs, may but shall not necessarily include, without limitation, building permit fees, tap fees and fees of Governmental Authorities which are required to be paid prior to the start of the construction of the Unit.

“WLH” means WILLIAM LYON HOMES, a Delaware corporation.

1.2 Other Terms. Other terms defined herein shall have the meaning ascribed to them herein.

1.3 Interpretation. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

(a) Number; Inclusion. References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”; and “including” has the meaning represented by the phrase “including without limitation.”

(b) Documents Taken as a Whole. The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

(c) Headings. The section and other headings contained in this Agreement or the other Loan Documents and the Table of Contents (if any) preceding this Agreement or the other Loan Documents are for reference purposes only and shall not control or affect the construction of this Agreement or the other Loan Documents or the interpretation thereof in any respect.

(d) Implied References to This Agreement. Article, section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

(e) Persons. Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or the other Loan Documents, as the case may be.

(f) Modifications to Documents. Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

(g) Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

ARTICLE 2

LOAN FACILITY

2.1 Loan Facility.

(a) The Loan. In reliance upon the representations and warranties of Borrower, and subject to the terms and conditions of this Agreement and the Loan Documents, Lender hereby agrees to lend to or for the benefit of Borrower the Loan, and Borrower agrees to pay all outstanding Indebtedness evidenced and secured by the Loan Documents, in the manner and upon the terms and conditions expressed in the Loan Documents.

(b) Revolving Nature of Loan. Subject to the limitations described in this Agreement, the Loan shall constitute a revolving line of credit and advances repaid may be reborrowed on a revolving basis through the Maturity Date. Although the outstanding principal of the Loan may be zero from time to time, the Loan Documents will remain in full force and effect until all obligations of Lender pursuant to this Agreement and the Loan Documents expire and all Obligations have been paid and performed in full. Upon the occurrence of an Unmatured Event of Default, Lender, may cause or declare any commitment of the Lender to make Advances to be suspended, whereupon any obligation to make further Advances will immediately be suspended. Upon the occurrence of an Event of Default, Lender, may cause or declare any commitment of the Lender to make Advances to be suspended or terminated, whereupon any obligation to make further Advances will immediately be suspended or terminated.

(c) Evidence of Loan. The Loan is and shall be evidenced by the Note and shall bear interest calculated and payable as provided in this Article 2. Lender will maintain in accordance with its usual practice an account or account evidencing the Outstanding Loan Borrowings and other Obligations due Lender with respect to the Loan, including without limitation, as a result of Advances made from time to time pursuant to this Agreement and any payments of principal and interest by Borrower from time to time. Such accounting and records shall be deemed conclusive of the amounts due and owing Lender and shall be binding upon Borrower absent manifest error.

(d) Increase In Commitment Amount.

(i) Request for Increase. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower may, at any time and from time to time, request, by notice to Lender, Lender’s approval of an increase of the Commitment Amount (a “Facility Increase”) within the limitations hereafter described, which request shall set forth the amount of each such requested Facility Increase. Within thirty (30) days of such request, Lender shall advise Borrower of its approval or disapproval of such request (which approval or disapproval shall be in Lender’s sole discretion and may be on such terms and conditions as Lender may impose in its sole discretion), and failure to so advise Borrower within such thirty (30) day period that the Commitment Amount has been increased shall constitute disapproval. If Lender approves of any such Facility Increase, then the Commitment Amount may be so increased up to the amount of such approved Facility Increase.

(ii) Requirements. Any Facility Increase shall be subject to the following requirements, limitations and conditions: (A) any increase in the Commitment Amount shall not be less than $10,000,000 (and shall be in integral multiples of $10,000,000 if in excess thereof); (B) after giving effect to the Facility Increase and all prior Facility Increases, the Commitment Amount shall not exceed Seventy Million Dollars ($70,000,000); (C) Borrower shall have executed and delivered to Lender such Note, Notes or amendment(s) to Note(s) as Lender shall require to reflect such Facility Increase; (D) Borrower shall have delivered to Lender appropriate opinions of counsel as to such matters as Lender may request; (E) any other Person who has executed any Loan Documents, shall have consented in writing to the Facility Increases and shall have agreed that their obligations under such Loan Documents continue in full force and effect; and (F) Borrower, and Lender shall otherwise have executed and delivered such other instruments and documents as Lender shall have reasonably requested in connection with such Facility Increase including amendment(s) to the Deed(s) of Trust. The form and substance of the documents required under clauses (C) through (F) above shall be fully acceptable to Lender.

(e) Reduction of Commitment Amount. From and after the first Facility Anniversary Date, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, Borrower may permanently reduce the Commitment Amount in whole or in part; provided, however, (i) each such request shall be in writing and delivered to Lender at least thirty (30) days’ prior to such requested reduction and shall specify the date and amount of any such reduction, (ii) each such reduction shall be in the minimum amount of $10,000,000.00 (and in multiples of $10,000,000.00 if in excess thereof); (iii) Borrower shall have executed and delivered to Lender any documents, instruments or certificates that Lender may reasonably request in connection with such reduction, and (iv) Borrower shall have paid all of Lender’s fees and costs incurred in connection with such reduction, including without limitation, reasonable attorneys’ fees and costs. Any reduction in the Commitment Amount pursuant to this section shall likewise reduce the amount by which the Commitment Amount may be subsequently increased pursuant to Section 2.1(d) above.

(f) Maturity Date. Notwithstanding any other provision of this Agreement or any Loan Documents to the contrary, all Outstanding Loan Borrowings, accrued but unpaid interest, Other Amounts, and any other amounts which may be due pursuant to this Agreement or any other Loan Document, shall be due and payable in full on the Maturity Date.

(g) Extension of Maturity Date. On or before each Facility Anniversary Date, upon any written request by Borrower delivered to Lender no earlier than ninety (90) days prior to such Facility Anniversary Date but no later than thirty (30) days prior to such Facility Anniversary Date, Lender, may extend the Maturity Date then in effect for an additional twelve (12) month period; provided, however in no event shall any extension of the Maturity Date be considered or granted if any Unmatured Event of Default or Event of Default has occurred and is continuing, any of the representations and warranties set forth in this Agreement or any other Loan Document shall be determined to be, and remains, untrue or incorrect in any material respect, or any Material Adverse Change has occurred and is continuing. Borrower hereby acknowledges and agrees that Lender has not made any commitment to extend the Maturity Date and that Lender is not under any obligation to extend such Maturity Date or to consider any request for any such extension.

(h) Term Out Provisions. In the event the Maturity Date is not extended on any such Facility Anniversary Date pursuant to Section 2.1(g) above (such date being a “Term Out Commencement Period Date”), the Loan shall be “termed out” as follows:

(i) The Maturity Date shall be automatically extended to a date which is twelve (12) Calendar Months from the Term Out Commencement Period Date (the “Term Out Maturity Date”).

(ii) For the period between the Term Out Commencement Period Date and the Term Out Maturity Date, the Loan shall continue to be a revolving line of credit; provided, however, during such period (A) Borrower shall only be entitled, subject to the terms and conditions set forth in this Agreement, to Advances with respect to Eligible Collateral existing at any time that was prior to the day immediately preceding the Term Out Period Commencement Date (and Lender shall have no obligation to review and consider any requests by Borrower for the addition of any Subdivision as an Approved Subdivision or any Collateral which is not Eligible Collateral as of the Term Out Commencement Period Date), and (B) Borrower shall be not entitled to request any increase in the Commitment Amount pursuant to Section 2.1(d) or otherwise (and Lender shall have no obligation to review and consider such request).

(iii) Notwithstanding any other provision of this Agreement or any Loan Documents to the contrary, all Outstanding Loan Borrowings, accrued but unpaid interest, Other Amounts, and any other amounts which may be due pursuant to this Agreement or any other Loan Document, shall be due and payable in full on the Term Out Maturity Date.

2.2 Advances.

(a) Advance Request. Subject to the terms and conditions set forth in this Agreement, including continued satisfaction of the applicable conditions precedent set forth in Article 4, and so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower may request such Advances in writing from time to time and at any time prior to the Maturity Date (each request being an “Advance Request”). Each such Advance Request (and corresponding Advance) shall be subject to following conditions and restrictions:

(i) Frequency of Advances. Borrower may submit daily Advance Requests for up to a maximum aggregate amount of the Available Loan Commitment for Eligible Collateral determined and approved by Lender in accordance with Article 3 (and based on the most recent Borrowing Base Report approved by Lender pursuant to Section 3.12) by giving Lender an irrevocable notice by not later than 11:30 a.m. (Pacific time) one (1) Business Day before the requested date of such Advance.

(ii) Request for Advance. Each such Advance Request shall: (A) specify the amount of the requested Advance; (B) the date for the requested Advance to be disbursed to Borrower; and (C) at the request of Lender, include such invoices, cost summaries, comparisons of actual costs to budgeted costs, and any other information, statements, documents as Lender may reasonably request, together with all necessary documents and information required to satisfy the conditions precedent to an Advance set forth in Section 4.5. Each Advance Request submitted to Lender pursuant to this Section shall be certified by an Authorized Representative of Borrower to Lender as being complete, true and accurate in all material respects. Any Advance Request shall be made by an

Authorized Representative or such other Person or Persons designated in writing by Borrower from time to time to Lender in form and substance acceptable to Lender; provided, however, Lender shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons designated by Borrower will have executed a new signature authorization form.

(iii) Electronic Transmission of Advance Request. Lender, in its sole and absolute discretion, may elect to permit Borrower to transmit Advance Requests electronically through an Internet website or other electronic system developed and maintained by Lender and any transmission using such system shall be considered a “writing” in satisfaction of the requirement under this Agreement for a written Advance Request for any Advance. Lender reserves the right to deny Borrower access to such system, or withdraw its permission for Borrower to furnish Advance Requests through such system at any time, for any reason, without notice.

(b) Minimum Amount of Advances. In addition to the other terms and conditions set forth in this Agreement, any request for a subsequent Advance shall be in a minimum amount of $100,000.00.

(c) Use of Advances. Advances may be used to pay or reimburse Borrower for Project Costs incurred and paid (or to be paid from the requested Advance) by Borrower with respect to any Eligible Collateral to the extent included in the Budget for any Approved Subdivision, to pay for Borrower’s operating and overhead expenses and to make such distributions as deemed appropriate by Borrower so long as the terms and conditions of this Agreement continue to be satisfied, including without limitation, Section 8.5; provided, however, nothing contained in this Section shall prohibit or otherwise restrict Lender from making Protective Advances or from making Advances as otherwise permitted by this Agreement or any other Loan Document. Notwithstanding the foregoing, at the sole option of Lender, Advances may be paid in the joint names of Borrower and the contractor, engineer, subcontractor(s), or supplier(s) in payment of sums due under any applicable construction or similar contract to which Borrower is a party. All Advances shall be disbursed, at Lender’s option: (i) directly to Borrower; (ii) directly to such Person who has performed the work, is requesting payment, and is identified in the Advance Request; (iii) jointly to Borrower and such Person; (iv) directly to Persons supplying labor, materials and/or services in connection with the work, (v) jointly to Borrower and such Persons, or (vi) any combination of the foregoing. Borrower appoints Lender as its attorney-in-fact to make such payments. This power shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

(d) Warranty. Each request for Advance shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that all of the representations and warranties in the Loan Documents are true and correct in all material respects, no Material Adverse Change, and neither an Unmatured Event of Default nor an Event of Default has occurred and is continuing.

(e) Funding Indemnification. Each request for an Advance shall be irrevocable and binding on Borrower. Borrower shall indemnify Lender against any loss or expense incurred by Lender as a result of any failure of Borrower to fulfill, on or before the date specified for such Advance, the applicable conditions precedent to such Advance as set forth in this Agreement.

2.3 Interest Rate Provisions.

(a) Interest Rate and Interest Rate Adjustment Date. Interest shall accrue on the outstanding principal as provided in the Note.

(b) Adjustment Due to Calculation Errors. If, at any time, Lender determines that it has miscalculated the Interest Rate, Lender shall notify Borrower of the necessary correction. If the corrected Interest Rate represents an increase in the applicable monthly payment, Borrower shall, within ten (10) days thereafter, pay to Lender the corrected amount. If the corrected Interest Rate represents an overpayment by Borrower to Lender and no Event of Default then exists, Lender shall refund the overpayment to Borrower or, at Lender’s option, credit such amounts against Borrower’s payment next due under the Note.

(c) Adjustment for Impositions on Loan Payment. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for, or on account of, any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority (other than taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between Lender and the jurisdiction of the government or taxing authority imposing such that this exclusion shall not apply to a connection arising solely from Lender’s having executed, delivered, performed its obligations under, received a payment under, or enforced this Loan Agreement or any other Loan Document). If any such amounts are required to be withheld from amounts payable to Lender, the amounts payable to Lender under these Loan Documents shall be increased to the extent necessary to yield to Lender, after payment of such amounts, interest or any such other amounts payable at the rates or in the amounts specified herein. If any such amounts are payable by Borrower, Borrower shall pay all such amounts by their due date and promptly send Lender a certified copy of an original official receipt showing payment thereof. If Borrower fails to pay such amounts when due or to deliver the required receipt to Lender, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure.

(d) [Intentionally omitted.]

(e) [Intentionally omitted.]

(f) Usury Savings Clause. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of the disbursement of Loan proceeds, the acceleration of the maturity of the unpaid principal balance of the Loan, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the money to be advanced under the Loan exceed the highest lawful rate permissible under any usury laws which may be applicable to this Loan. If, from any circumstances whatsoever, the fulfillment of any provision of this Agreement or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable to the Loan, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if, from any circumstance, the Lender shall never receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of Lender’s portion of the unpaid principal balance due on the Loan and not to the payment of interest.

2.4 Payments.

(a) Interest Payments. As provided in the Note all accrued interest shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the date hereof, and shall otherwise be payable on any other date on which such Advance is prepaid, whether by acceleration or otherwise, and at maturity.

(b) Principal Payments.

(i) Payment of Net Sales Proceeds. Borrower will cause to be paid to Lender all payments which may be payable or otherwise received by Borrower upon or pursuant to (i) the closing of a sale of a Unit, or, (ii) the closing of any other transaction in which Borrower is required to pay a release price to Lender pursuant to Section 2.7. If any such amounts are held by any Title Company, escrow agent, or any other Person, including without limitation, any purchaser or optionee, Borrower will direct such Title Company, escrow agent or other Person to pay all such amounts directly to Lender, and to take all other action required by Lender to cause such amounts to be paid directly to Lender from such Title Company, escrow agent or other Person. If Borrower collects or receives any such amounts in violation of this Section, Borrower will forthwith, upon receipt, transmit and deliver to Lender, in the form received, all cash, checks, drafts, chattel paper, and other instruments or writings for the payment of money (endorsed without recourse, where required, so that such items may be collected by Lender). Any such items which may be so received by Borrower shall be delivered by Borrower to Lender within three (3) Business Days of receipt and, pending such delivery, shall not be commingled with any other of Borrower’s funds or property, but will be held separate and apart from Borrower’s own funds or property and in express trust for Lender.

(ii) Remargining Principal Payments. Notwithstanding anything to the contrary set forth elsewhere in any Loan Document, at no time shall the aggregate Outstanding Loan Borrowings exceed the Available Loan Commitment. If, at any time, the aggregate Outstanding Loan Borrowings exceed the Available Loan Commitment, (including, without limitation, by reason of Commitment Amount reductions, changes in Appraised Values, exclusion of Eligible Collateral, adjustments to the Borrowing Base or Collateral Value, or otherwise), Borrower shall be obligated to make a payment to Lender in an amount equal to that amount by which the Outstanding Loan Borrowings exceed the Available Loan Commitment (a “Remargining Payment”). Any such Remargining Payment will be due no later than 11:30 a.m. (Pacific Time) on the fifth (5th) day after the day upon which Lender notifies Borrower (which notice may be given telephonically, electronically, by facsimile or in writing to the chief financial officer, corporate controller, or treasurer of Borrower) that such Remargining Payment is required.

(iii) Other Principal Payments. Any other principal payments which may become due and owing pursuant to this Agreement or any other Loan Document shall be paid as and when due pursuant to the terms and conditions of this Agreement or such other Loan Document.

(c) Payment at Maturity. All accrued and unpaid interest, together with all other sums owed to the Lender pursuant to any of the Loan Documents, including without limitation, any outstanding principal amounts, fees, costs and other charges, shall be paid in full on the Maturity Date.

(d) Prepayments. In addition to any principal payments required pursuant to Section 2.4(b) and Section 2.4(c), Borrower may from time to time pay, without penalty or premium, all or any portion of outstanding principal balance of the Loan upon three (3) Business Days’ prior written notice to Lender; provided, however, any partial prepayment shall be in a minimum amount of $500,000.00; and Borrower shall be required to pay to Lender (i) all accrued and unpaid interest on the principal so prepaid and (ii) on demand, reimburse Lender for, and hold Lender harmless from, all losses and expenses actually incurred by Lender as a result of such prepayment, including, any losses and expenses actually arising from the liquidation or redeployment of deposits acquired to fund or maintain the principal amount prepaid.

(e) [Intentionally omitted.]

(f) [Intentionally omitted.]

(g) Application of Payments. All payments received by Lender pursuant to this Section 2.4 will be applied to interest, principal and Other Amounts in such order and priority as Lender may determine from time to time subject to the terms and conditions set forth in this Agreement and the Note.

(h) Business Days. Whenever any payment hereunder or with respect to the Loan is due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of interest or fees, as the case may be.

(i) Payment of Interest and Other Amounts by Advance. Borrower hereby authorizes the Lender to utilize Advances to pay interest accrued on any Note, and to pay taxes, insurance premiums and other Protective Advances, notwithstanding that Borrower may not have requested a disbursement of such amount. Lender, to the extent it has received sufficient funds from the Lender, may make such disbursements notwithstanding the existence of any Unmatured Default or a Event of Default. Such disbursements shall be added to the outstanding principal balance of the Loan. The authorization hereby granted shall be irrevocable and no further direction or authorization from Borrower shall be necessary for the Lender to make such disbursements. However, the provisions of this Section 2.4(i) shall not prevent Borrower from paying or otherwise release Borrower from its obligation to pay, any amounts due pursuant to this Loan Agreement or any other Loan Document from its own funds.

2.5 Fees and Costs.

(a) Fees. On the Closing Date (and as a condition of closing of the Loan), Borrower shall pay to Lender a facility fee for the period from the Closing Date to the first Facility Anniversary Date in the amount of One Hundred Seventy-five Thousand Dollars ($175,000.00) and on each Facility Anniversary Date thereafter, Borrower agrees to pay Lender a facility fee equal to 0.35% of the Commitment Amount then in effect. As additional consideration for the Commitment, Borrower agrees to pay to Lender any other fees which may be due under this Agreement or any other Loan Document, including without limitation those fees identified in any separate agreement by and between Lender and Borrower. All such fees being deemed earned in full on the date or dates such fees are due and payable and non-refundable to Borrower, regardless of any subsequent reduction in the Commitment Amount, any prepayment of the Loan, any termination of the Commitment or otherwise.

(b) Costs and Expenses - Generally. Borrower agrees to pay on demand all reasonable costs, expenses, and fees of Lender arising in connection with (i) this Agreement, the other Loan Documents and the Loan (including, without limitation, reasonable fees and expenses for outside attorneys, consultants, inspectors and other professional advisers, paralegals, document clerks and specialists, and costs and expenses of market studies, absorption studies, appraisals, appraisal review, title review, title insurance, surveys, environmental assessments, environmental testing, environmental cleanup, other inspection, processing, title, filing, and recording costs, expenses, fees and Protective Advances); (ii) the negotiation, execution, delivery, administration and modification of this Agreement and the other Loan Documents; (iii) inspecting the Collateral; and (iv) as otherwise provided herein or in the other Loan Documents.

(c) Costs and Expenses - After Default. In addition, after the occurrence and during the continuation of an Event of Default or an Unmatured Event of Default, Borrower agrees to pay on demand, all costs, expenses, and fees of Lender arising in connection with (i) this Agreement, the other Loan Documents and the Loan (including, without limitation, fees and reasonable expenses for outside attorneys, consultants, inspectors and other professional advisors, paralegals, documents clerks and specialists, and costs and expenses of market studies, absorption studies, appraisals, appraisal review, title review, title insurance, surveys, environmental assessments, environmental testing, environmental clean-up, other inspection, processing, title, filing and recording costs, expenses, fees and Protective Advances); (ii) the enforcement of this Agreement and the other Loan Documents and exercise of the rights and remedies of the Lender; (iii) the defense of the legality, validity, binding nature, and enforceability of this Agreement and the other Loan Documents and the perfection and priority of the Liens and Encumbrances granted in the other Loan Documents; (iv) gaining possession of, holding, repairing, maintaining, preserving, and protecting any Collateral; (v) selling or otherwise disposing of the Collateral; (vi) as otherwise related to this Agreement, the Loan Documents, such Collateral, or the rights and remedies of the Lender with respect thereto; and (vii) preparing for the foregoing, whether or not any legal proceeding is brought or other action is taken. Such costs, expenses, and fees will include, without limitation, all such costs, expenses, and fees incurred in connection with any court proceedings (whether at the trial or appellate level).

(d) Failure to Pay. If any costs, expenses and fees or any other costs, expenses and fees from time to time due under the Loan Documents are not paid upon demand by Lender, Borrower agrees to pay interest on such costs, expenses, and fees at the Interest Rate from the date incurred until five (5) days after such demand and at the Default Rate thereafter until such amounts are paid in full. In addition, if such costs, expenses and fees are not paid within such five (5) day period, Lender may cause Advances to be made to pay such costs, expenses and fees, whether or not such Advance has been requested and whether or not the conditions precedent to an Advance have been satisfied.

2.6 Security. Payment of the Loan, all indebtedness and liabilities of Borrower to Lender and the performance of all Obligations, whether due or to become due, shall be secured by the Collateral, the Security Documents, and such other and further assignments and security interests as may be required or granted pursuant to the terms of the Loan Documents.

2.7 Releases of Collateral.

(a) Releases of Units and Lots. Borrower may request releases of Lots and Units from the lien and encumbrance of the applicable Deed of Trust from time to time; provided, however, Lender has no obligation to release any Collateral unless each of the following conditions precedent is satisfied:

(i) Generally. With respect to all releases:

(A) Notification to Lender. Borrower or the closing agent handling the sale shall have notified Lender in writing of the requested release.

(B) Release Price. Borrower shall have paid at or prior to closing, the greater of (i) 90% of the Appraisal Value with respect to such Lot or Unit requested to be released or (ii) the Net Sales Proceeds to be received by Borrower in connection with such sale or transfer.

(C) No Default; Material Adverse Change. No Event of Default, Unmatured Event of Default or Material Adverse Change shall have occurred and be continuing.

(D) Remargining Payments. Lender shall have determined that, after giving effect to such release, no Remargining Payment would be required to be paid pursuant to Section 2.4(b)(ii).

(E) Endorsements. Borrower shall provide Lender with such endorsements to the Title Policy as Lender may reasonably request in connection with such release.

(F) Escrow Arrangements. Each release shall be made by Lender by delivery of the release documents to a title company or other escrow agent satisfactory to Lender on such conditions as shall assure Lender that all conditions precedent to such release have been fully satisfied, including the payment of the release price to Lender, and the applicable transaction will be completed.

(G) Payment of Costs and Expenses. Borrower shall have paid to Lender at closing and directly from escrow, an amount equal to all costs and expenses incurred by Lender in connection with such release.

(H) Legal Parcel. The Lot (or group of Lots) to be released constitute a legally subdivided interest in real property, the remaining Collateral shall constitute a legally subdivided interest in new property, and the release of such Lot will not impair access to the remaining Collateral or otherwise violate any requirements of any document of record covering the Approved Subdivision or any applicable law regarding subdivisions, parcel maps, lots or parcels and/or the sale of real property.

(I) Releases in the Ordinary Course of Business. With respect to any release of Units, the requested release shall be for the purpose of sale in the ordinary course of Borrower’s business pursuant to a Purchase Contract.

(J) Restrictions on Release of Model Units. In addition to the conditions set forth in this Section 2.7, any release of a Model Unit is subject to (i) no Spec Units remaining within the Approved Subdivision Project where such Model Unit is located, and (ii) Section 6.3(i).

(ii) Releases for Dedications and Similar Purposes. Upon written request of Borrower and so long as clauses A, C, D, and G of Section 2.7(a)(i) have been satisfied Lender may consent to the release of such portions of the Collateral as Borrower (A) is required to convey to a Governmental Authority or a bona fide public utility in connection with the development of an Approved Subdivision (such as roads, drainage easements, and utility easements) and for which Borrower receives no monetary compensation; or (B) proposes to convey to a homeowners’ association or similar Person in connection with the development of an Approved Subdivision (such as common areas) and for which Borrower receives no monetary compensation. Releases that satisfy the requirements of this Section do not require the payment of any release price; provided, however, such releases shall be made by Lender by delivery of the release documents to a title company or other escrow agent reasonably satisfactory to Lender on such conditions as shall assure Lender that all conditions precedent to such release have been satisfied and that the applicable transaction will be completed and Borrower shall provide Lender with such endorsements to the Title Policy as Lender may reasonably request in connection with each such release.

(iii) Releases of Ineligible Collateral. Notwithstanding Section 2.7(a)(i), Collateral that is no longer Eligible Collateral pursuant to Article 3 of this Agreement will be released as follows:

(A) Units. Units that are no longer Eligible Collateral pursuant to Article 3 of this Agreement will be released only upon no less than thirty (30) days written request to Lender and provided that the release of such Unit or Units complies with the requirements set forth in Sections 2.7(a)(i) (C), (D), (E), (F), (G), (H) and (J).

(B) Lots. Lots that are no longer Eligible Collateral pursuant to Article 3 of this Agreement will be released only upon no less than thirty (30) days written request to Lender and provided that (1) the release shall be for all Lots remaining within the affected Approved Subdivision, (2) for all Lots to be released, Borrower shall have paid Lender at or prior to the release an amount equal to the total Advances made by Lender with respect to such Lots, as determined by Lender in its sole discretion, and (3) the release of such Lots shall comply with the requirements set forth in Sections 2.7(a)(i) (C), (D), (E), (F), (G), (H) and (J).

(C) Other Collateral Releases. Collateral other than Units or Lots not eligible to be released pursuant to this Section 2.7(a), will be released only with the prior written consent of Lender upon not less than thirty (30) days written request to Lender, and only upon such terms and conditions acceptable to Lender, including without limitation, that no Unmatured Event of Default, Event of Default, or Material Adverse Change has occurred and is continuing.

(iv) Adjustment to Borrowing Base Upon Release. Any Collateral released shall no longer be Eligible Collateral and the Collateral Value of Eligible Collateral shall be immediately and automatically adjusted to reflect such release.

2.8 Condominium Provisions. The Loan shall be subject to the following additional terms relating to the condominium nature of any Approved Subdivision:

(a) Lender’s security for the Loan shall extend to and include all of Borrower’s right, title, and interest in and to any and all Units, common elements, development rights, and special declarant rights created pursuant to any condominium declaration or plan recorded against the applicable Approved Subdivision in accordance with applicable law.

(b) Borrower shall not record any condominium declaration, plat, plan, or survey on applicable Approved Subdivision or make any amendment thereto or file, amend, or adopt any articles of incorporation, bylaws, or rules and regulations for any condominium owner’s association for the Approved Subdivision without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. To the extent such documentation includes portions of the Approved Subdivision not included in phases currently under development with residential Units, Borrower shall (i) ensure that the documentation allows the property that is to be developed in subsequent phases to be withdrawn from the condominium project in separately conveyable parcels should declarant or its successors elect not to proceed with development of such phases and (ii) reserve such easements and other rights as may be necessary for the development of the withdrawn parcel.

(c) Borrower shall make such representations, warranties, appointments and agreements with regard to the condominium that Borrower anticipates creating in connection with the Approved Subdivision as are set forth in the applicable Deed of Trust and all other applicable Loan Documents.

(d) Prior to completion of construction or, in the case of a project comprised of more than one building or phase, prior to completion of construction of the first building to be developed on the Approved Subdivision, Borrower shall provide Lender with condominium documentation for the Approved Subdivision satisfactory to Lender, in its reasonable discretion, including the condominium declaration for the Approved Subdivision and the related plat or survey, the articles of incorporation, bylaws, or rules and regulations for the condominium owner’s association for the Approved Subdivision, a proposed budget for the condominium association, and evidence of all required approvals of the same and all opinion letters submitted by Borrower in connection therewith, together with evidence reasonably satisfactory to Lender of the availability of financing for the purchase of individual Units on the Approved Subdivision, and shall make all necessary amendments thereto in a form reasonably satisfactory to Lender prior to the completion of any subsequent phases of the development of the Approved Subdivision.

ARTICLE 3

BORROWING BASE

3.1 Determination of Eligible Collateral/Borrowing Base. Eligible Collateral in the Borrowing Base will be determined by Lender from time to time as set forth in this Article 3. The Borrowing Base will consist of the Collateral Values of the Eligible Collateral in the Borrowing Base as determined from time to time in accordance with this Agreement and subject to the limitations set forth in this Article 3.

3.2 Approved Subdivisions.

(a) Absorption Limitation. In no event shall the aggregate Collateral Value with respect to all Units within an Approved Subdivision included in Eligible Collateral exceed the number of Units determined by multiplying Appraised Absorption with respect to such Approved Subdivision by forty-two (42).

(b) Geographic Limitations. Approved Subdivisions may be located only in the states of Arizona, California and Nevada. At no time shall the aggregate Eligible Collateral of Lots and Units of Approved Subdivisions located outside of California comprise more than fifty percent (50%) of the Commitment Amount.

3.3 Lot Term Limits.

(a) Pre-Development Land. Pre-Development Land in each Approved Subdivision may be included in the Borrowing Base as Eligible Collateral for a period of not more than twelve (12) Calendar Months after the applicable Approved Subdivision Closing Date, subject to the Maximum Allowed Advance limitations for the aggregate amount of the Commitment Amount applicable to the Pre-Development Land for such Approved Subdivision.

(b) Land Under Development. Lots constituting Land Under Development in each Approved Subdivision may be included in the Borrowing Base as Eligible Collateral for a period of not more than twenty-four (24) Calendar Months after the first applicable Lot Eligibility Date for such Lots, subject to the Maximum Allowed Advance limitations for the aggregate amount of the Commitment Amount applicable to the Land Under Development for such Approved Subdivision.

(c) A&D Completed Lots. A&D Completed Lots in each Approved Subdivision may be included in the Borrowing Base as Eligible Collateral for a period of not more than twenty-four (24) Calendar Months after the first applicable Lot Eligibility Date for such A&D Completed Lots, subject to the Maximum Allowed Advance limitations for the aggregate amount of the Commitment Amount applicable to the A&D Completed Lots for such Approved Subdivision.

(d) Expiration of Lot Term. Any Land (and any Lots therein), including without limitation, any Pre-Development Land, Land Under Development or any A&D Completed Lots, that have been included as Eligible Collateral for the maximum term determined in accordance with the provisions of this Section 3.3 will no longer be considered Eligible Collateral upon expiration of such term and shall be excluded from any determination of the Collateral Value of the Borrowing Base. Notwithstanding that such Land (and any Lots therein) is no longer Eligible Collateral, such Land (together with any Lots therein and any Improvements thereon) will nevertheless remain part of the Collateral until released as permitted by this Agreement.

3.4 Other Limitation of Lot Eligibility.

(a) Aggregate Lot Concentration Limitation. From the Effective Date through the first Facility Anniversary Date, in no event shall the aggregate Collateral Value with respect to all Pre-Development Land and Land Under Development exceed 60% of the aggregate Collateral Value with respect to all Eligible Collateral within the Borrowing Base. Commencing on the first Facility Anniversary Date, and continuing at all times thereafter, in no event shall the aggregate Collateral Value with respect to all Pre-Development Land and Land Under Development exceed 50% of the aggregate Collateral Value with respect to all Eligible Collateral within the Borrowing Base.

(b) Lots to Be Excluded From Eligible Collateral. In the event the limitations set forth in this Section 3.4 have been exceeded, the last applicable Pre-Development Land or Land under development added to the Borrowing Base will be the first excluded as Eligible Collateral until such time as such limitations are no longer exceeded. The limitations set forth in this Section 3.4 shall be tested on a monthly basis by Lender and as a condition precedent to the approval of any Subdivision as an Approved Subdivision.

3.5 Transfer of Lots for Unit Construction. Borrower may transfer a Lot for Unit construction upon inclusion of the Lot in the Unit Cost component of a Borrowing Base Report, identifying the specific Lot that is being converted, with such converted Lot thereafter to be classified as a Model Unit, Spec Unit, or a Presold Unit as appropriate and to be subject to the provisions of this Agreement relating to Units; provided, however, that before any Lot is included in Eligible Collateral as a Unit, the conditions precedent set forth in Section 4.4 must have been satisfied with respect to such Lot. Effective upon such a transfer of the classification of a Lot to a Unit, the Lot’s Collateral Value is automatically replaced on the Borrowing Base Report by the Unit Collateral Value with respect to such Lot.

3.6 Unit Term Limits; Reclassification of Units.

(a) Presold Units. Each Presold Unit may be included in Eligible Collateral for not more than twelve (12) Calendar Months from the Unit Eligibility Date for such Unit. A Presold Unit no longer subject to a Purchase Contract will be deemed to be a Spec Unit as of the date the Unit is no longer subject to a Purchase Contract; subject, however, to the provisions of Section 3.6(d). A Unit will not be considered to be a Presold Unit unless and until a final public report (if a public report is required by applicable Requirements) has been obtained by Borrower and delivered to the purchaser of such Unit and all cancellation periods in favor of such purchaser with respect to such public report have expired.

(b) Spec Units. Each Spec Unit may be included in Eligible Collateral for not more than twelve (12) Calendar Months from the original Unit Eligibility Date for such Unit.

(c) Model Units. Each Model Unit may be included in Eligible Collateral for a period of not more than twenty-four (24) Calendar Months from the original Unit Eligibility Date for such Unit as determined by Lender in connection with any approval of the applicable Subdivision as an Approved Subdivision (which may be extended at Lender’s sole discretion for an additional twelve (12) Calendar Months upon Borrower’s written request to Lender made no earlier than ninety (90) days and no later than thirty (30) days following the expiration of such eligibility period). After the expiration of such approved period, the Model Units will not be considered Eligible Collateral but shall continue to be included as Collateral unless and until reclassified as Presold Units and sold and released pursuant to Section 2.7.

(d) Conversion of Presold Units. If a Presold Unit is reclassified as a Spec Unit, such Spec Unit may be included in Eligible Collateral for not more than twelve (12) Calendar Months from the Unit’s original Unit Eligibility Date as a Unit; provided, however, that no such Spec Unit will be entitled to be included in Eligible Collateral if the effect of inclusion would be to cause the limitations of Section 3.6 to be exceeded.

(e) Conversion of Spec Units. If a Spec Unit is reclassified as a Presold Unit (by reason of the execution and delivery of a Purchase Contract), such Unit may be included in Eligible Collateral as a Presold Unit for not more than twelve (12) Calendar Months from the original Unit Eligibility Date of such Unit.

(f) Classification and Reclassification of Units; Adjustment of Borrowing Base. Lender may classify or reclassify Units as to type from time to time, or change Borrower’s proposed classification of any and all Units, provided that such reclassification shall be based upon the definitions of Spec Units, Presold Units and Model Units set forth herein and each such reclassified Unit shall meet the requirements set forth herein for that type of Unit.

(g) Expiration of Unit Term. In no event may any Unit be included as Eligible Collateral beyond the applicable Unit term as set forth in this Section 3.6. Units that are sold, that have been included as Eligible Collateral for the maximum term determined in accordance with the provisions of this Section 3.6 or that are otherwise not eligible to be Eligible Collateral pursuant to any provision of this Agreement will no longer be Eligible Collateral upon sale and release in compliance with the provisions of this Agreement, upon expiration of such term, or upon such Units becoming ineligible, as the case may be. However, a Unit that is no longer Eligible Collateral because of expiration of the term during which such Unit was entitled to be Eligible Collateral or because of its becoming ineligible pursuant to any provision of this Agreement will nevertheless remain part of the Collateral until released as permitted by this Agreement.

3.7 Other Limitations on Unit Eligibility.

(a) Limitation on Number of Spec Units and Model Units. With respect to any Product Line within an Approved Subdivision, at no time shall the aggregate number of Model Units exceed four (4) Units or the aggregate number of Spec Units under construction exceed the lesser of (i) thirty (30) Units, or (ii) the number of Units determined by multiplying the Appraised Absorption for such Approved Subdivision by five (5).

(b) Units to be Excluded From Eligible Collateral. In the event any of the limitations set forth in this Section 3.7 have been exceeded, the last applicable Units added to the Borrowing Base will be the first to be excluded as Eligible Collateral until such time as such limitations are no longer exceeded. The limitations set forth in this Section 3.7 shall be tested on a monthly basis by Lender and as a condition precedent to the approval of any Subdivision as an Approved Subdivision.

3.8 Events Affecting Units and Lots; Exclusions from Eligible Collateral.

(a) If (i) any Unit or Lot included in Eligible Collateral is materially damaged, destroyed, or becomes subject to any condemnation proceeding, (ii) Borrower violates any provisions of, or breaches any representations and warranties in, the Loan Documents (including, without limitation, any Environmental Agreement) with respect to such Lot or Unit or (iii) Lender makes or is entitled to make any claim under any title insurance policy with respect to such Lot or Unit, such item, at Lender’s sole option, may be declared by Lender to no longer be Eligible Collateral or Lender may adjust its Collateral Value.

(b) If any such item does not continue to meet all the requirements applicable to Eligible Collateral, such item will no longer constitute Eligible Collateral. Any determination by Lender as to whether Units or Lots constitute Eligible Collateral will be final, conclusive, binding and effective immediately.

3.9 Budget Limitations on Borrowing Base. The portion of any A&D Lot Development Budget and Unit Budget attributable to “soft costs” and “hard costs” line items will be limited to the lesser of (i) the actual costs, expenses, and fees incurred by Borrower; and (ii) the amounts allocated for such costs, expenses, and fees in the line items in the A&D Lot Development Budget or each Subdivision’s Unit Budgets. Lender may make adjustments in the A&D Lot Development Budgets and Unit Budgets to reflect the foregoing limitations.

3.10 Other Events Affecting Collateral Value; Exclusions from Eligible Collateral.

(a) Damage to Collateral. If (i) any Eligible Collateral is materially damaged, destroyed, or becomes subject to any condemnation proceeding, (ii) Borrower violates any provisions of, or breaches any representations and warranties in, the Loan Documents (including, without limitation, any Environmental Agreement) with respect to such Lot, or (iii) Lender makes or is entitled to make any claim under any title insurance policy with respect to such Lot, Lender may reduce the Collateral Value of such Eligible Collateral or exclude such Land from Eligible Collateral. Any such determination by Lender will be final, conclusive, binding and effective immediately.

(b) Failure of Conditions Precedent. If any Collateral does not continue to meet all the requirements applicable to Eligible Collateral, including without limitation, satisfaction of the conditions precedent set forth in Article 4, such Collateral will no longer constitute Eligible Collateral. Any such determination by Lender will be final, conclusive, binding and effective immediately.

3.11 Effect of Borrowing Base Conditions; Limitations. If any of the conditions or limitations on Eligible Collateral, Collateral Value, Outstanding Loan Borrowings, or outstanding Advances set forth in this Article 3 or elsewhere in this Agreement are exceeded, remain unsatisfied or are otherwise violated, Lender may at its option either exclude such Collateral from Eligible Collateral or adjust the Collateral Value of such Eligible Collateral until such time as such conditions and or limitations are met or otherwise complied with. To the extent any such adjustment or exclusion results in the aggregate Outstanding Loan Borrowings exceeding the Available Loan Commitment, then Borrower shall be required to make a Remargining Payment in accordance with Section 2.4(b)(ii).

3.12 Borrowing Base Report.

(a) Proposed Borrowing Base Report. At least once in each Calendar Month but no more than twice in each Calendar Month at such intervals as Lender may approve or require, Borrower will separately prepare and submit to Lender a proposed Borrowing Base Report for all of the Collateral for the Loan, including for each Lot and Unit in Eligible Collateral, among other things that Lender may require from time to time, the following: (i) the name of the Approved Subdivision; (ii) the total number of Lots within the Approved Subdivision; (iii) the Lot number as indicated on the recorded plat of the Approved Subdivision; (iv) the Unit plan type; (v) whether the Unit is a Presold Unit, a Spec Unit, a Model Unit, or ineligible collateral; (vi) the Unit Lot Cost; (vii) the Unit Budget; (viii) the A&D Lot Development Completion Percentage; (ix) the Unit Completion Percentage; (x) the Unit Appraised Value; (xi) the listing price of the Unit or the amount of the Purchase Contract, as applicable; (xii) the date of the first Advance against the Unit in Eligible Collateral and the applicable Unit Eligibility Date for each Unit; and (xiii) the Unit Collateral Value and the Maximum Allowed Advance for the Unit. With respect to Lots, from time to time, Lender may also require information concerning construction of the A&D Lot Improvements, including, without limitation, the status of construction of the A&D Lot Improvements in Approved Subdivisions, a detailed breakdown of the costs of the various phases of construction of the A&D Lot Improvements showing the amounts expended to date for such construction, the Maximum Allowed Advance for the Lots, and an itemized estimate of the amount necessary to complete construction of the A&D Lot Improvements in their entirety.

(b) Collateral Certificate. Each proposed Borrowing Base Report shall be accompanied by a Collateral Certificate certified as true and correct and executed by an authorized signer of Borrower. As Lender may from time to time request, each proposed Borrowing Base Report shall also be accompanied by such additional certificates, “check runs” and other evidence as Lender may require to assist Lender in verifying the information therein. Units and Lots may be added as Eligible Collateral only upon receipt and approval by Lender of the proposed Borrowing Base Report and Collateral Certificate which include such Unit or Lot and upon satisfaction of all other provisions of this Agreement. Each Collateral Certificate prepared separately shall be in form and substance satisfactory to Lender, shall be on a “stage draw” format whereby Lender assigns a percentage of completion based upon “stages of completion” set forth in a fixed schedule that shall contain such certifications and information as Lender may require, including, without limitation, the following:

(i) The information required to be included on the Borrowing Base Report;

(ii) The total number, and a description of, the Presold Units, Spec Units, Model Units, and Lots that constitute Eligible Collateral;

(iii) The Collateral Value for each Unit and Lot that constitutes Eligible Collateral;

(iv) The total Collateral Value for the Borrowing Base;

(v) The calculated amount of Collateral Value and usage for all types of Eligible Collateral and a calculation of all applicable limitations;

(vi) The amount of Loan proceeds that are available for Advances against each item of Eligible Collateral based on the terms of this Agreement; and

(vii) A statement that Borrower is in compliance with the terms and conditions of the Loan Documents.

(c) Form of Report and Certificate. The proposed Borrowing Base Report and the Collateral Certificate will be in written form and on computer disk formatted to Lender’s specifications.

(d) Approval of Borrowing Base Report. Each proposed Borrowing Base Report shall be subject to approval and adjustment by Lender based upon (i) Lender’s review of such report; (ii) Lender’s inspections made pursuant to Section 6.12 (as such inspections may result in any adjustments to reflect any variance between the Borrowing Base Report and the results of such inspections by Lender); and (iii) such other information as Lender may reasonably require in order to verify the Borrowing Base, Eligible Collateral, the Collateral Value of the Borrowing Base, and all Other Amounts, information and items relating thereto. The Borrowing Base Report will also take into account the sale of Units and all other adjustments and limitations permitted or required by this Agreement. Each determination by Lender of the Borrowing Base, Eligible Collateral, the Collateral Value of the Borrowing Base, and the amount of each Advance (and all Other Amounts and items entering into such determinations), will be final, conclusive and binding upon Borrower.

3.13 Commencement and Completion of A&D Lot Improvements. With respect to any Lot, including any Pre-Development Land, Land Under Development or any A&D Completed Lot, Borrower shall commence and thereafter diligently and in good faith prosecute development of the A&D Lot Improvements in a manner consistent with and within the applicable term periods and time lines for set forth in Sections 3.3 and 3.4. For purposes of this Agreement, development of the A&D Lot Improvements shall be deemed to have commenced upon completion of all staking and rough grading. If requested by Lender, Borrower will obtain the issuance of a letter of acceptance or other equivalent document from each applicable Governmental Authority regarding completion of the A&D Lot Improvements and deliver a copy thereof to Lender within a reasonable time after the completion date. Borrower will cause all

A&D Lot Improvements to be constructed (i) in a good and workmanlike manner; (ii) in compliance with all applicable Requirements; and (iii) unless otherwise consented to by Lender in advance in writing in the absolute and sole discretion of Lender, in accordance with the A&D Lot Development Plans and Specifications without material deviation and within the limitations of the A&D Lot Development Budget as modified from time to time. Upon demand by Lender, Borrower will correct any defect in the A&D Lot Improvements or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Lender, the A&D Lot Development Plans and Specifications.

3.14 Commencement and Completion of Units. With respect to any Unit, including any Model Unit, Spec Unit or Presold Unit, Borrower shall commence construction of such Unit within ten (10) days of reclassification of that Unit from a Lot to a Unit and, thereafter, diligently and in good faith prosecute construction of such Unit in a manner consistent with and within the applicable term periods and time lines for set forth in Sections 3.6 and 3.7. Borrower shall construct such Units in a good and workmanlike manner; in compliance with all applicable Requirements; and, unless otherwise consented to by Lender in advance in writing in the absolute and sole discretion of Lender, in substantial accordance with the respective Unit Plans and Specifications. Upon demand by Lender, Borrower will correct any defect in its respective Units or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Lender, the respective Unit Plans and Specifications. If requested by Lender, Borrower will obtain the issuance of a certificate of occupancy or other equivalent document from each applicable Governmental Authority regarding completion of the Unit and deliver a copy thereof to Lender within a reasonable time after the completion date of such Unit.

3.15 General. Anything in this Article 3 or the Loan Documents to the contrary notwithstanding, Borrower agrees that (i) no limitation on any Advances required or permitted pursuant to this Agreement, will limit or otherwise change Borrower’s obligations and liabilities under the Loan Documents, (ii) Borrower will remain obligated to pay all costs, expenses, and fees required to be paid by Borrower pursuant to this Agreement and the other Loan Documents, and (iii) Borrower will remain obligated to pay all costs, expenses, and fees now or hereafter arising in connection with acquisition, development, maintenance, occupancy, operation, and use of the Collateral for the Loan to which Borrower is a party.

3.16 Appraisals.

(a) Appraisal Requirements. The form and substance of each Appraisal must be satisfactory to Lender in Lender’s sole discretion, provided that in reviewing Appraisals, Lender shall apply the policies and procedures generally used by Lender in its real estate lending activities. Each Appraisal of Lots shall be based upon the “bulk finished appraised value” of such Lots. Each Unit Appraisal will be at least a “FNMA plan type appraisal”. Each Appraisal must include, without limitation, the following information: (i) a narrative economic and demographic feasibility analysis of the market, including a supply and demand comparison; (ii) a narrative comparison of each subject Subdivision to competing subdivisions in the same metropolitan area; (iii) a base plan type value for each type of Unit in each Approved Subdivision; and (iv) if requested by Lender, a market and absorption study for each Approved Subdivision. All Appraisals must comply with the appraisal policies and procedures of Lender and with all applicable laws, rules, and regulations, including, without limitation, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

(b) Appraiser Engagement. Each Appraisal must be prepared by an appraiser selected and engaged by Lender. Borrower will notify the Lender in writing that Borrower desires to obtain approval of a Subdivision or include a Unit or a Lot in Eligible Collateral for which no Appraisal then exists and will provide to Lender all information (including Lot premiums and upgrades) necessary to allow an Appraisal to be ordered by Lender. Lender will engage an appraiser to perform an Appraisal only when it receives all information deemed necessary by the Lender and the appraiser for preparation of such Appraisal. Lender will not have any liability to Borrower or any other Person with respect to delays in the Appraisal process. Borrower and its Affiliates will not employ any appraiser that prepares an Appraisal for any of the Collateral unless specifically requested to do so by Lender. Lender may employ a staff appraiser or a fee appraiser and Borrower will reimburse Lender at Lender’s reasonable cost therefor.

(c) Appraisal Evaluation. Upon receipt of an Appraisal, Lender will review the Appraisal in accordance with the appraisal policies and procedures of Lender and establish an Appraised Value. Lender will notify Borrower of such Appraised Value. Based on each such Appraised Value, Lender may adjust the Maximum Allowed Advances with respect to Units and Lots.

(d) Additional Appraisals. Notwithstanding anything in this Section 3.16 to the contrary, Lender may order updated Appraisals at Borrower’s sole cost and expense; provided, however, Borrower shall only be required to pay for one Appraisal per Approved Subdivision in any twelve (12) Calendar Month period unless (i) if such Appraisals are required by any laws, rules, regulations, or generally applicable appraisal policies and lending procedures of, or applicable to, Lender at any time and from time to time; (ii) if any Material Adverse Change with respect to the Project exists or any Event of Default or Unmatured Event of Default exists; or (iii) more than 5% of the subject Approved Subdivision is subject to condemnation by any Governmental Authorities.

(e) Expenses. Subject to Section 3.16(d), Borrower will reimburse Lender for all costs and expenses incurred in the appraisal process and in establishing and monitoring Appraised Values. All reimbursements by Borrower to Lender required by this Section 3.16 will be paid to Lender within fifteen (15) days after notice from Lender to Borrower.

ARTICLE 4

CONDITIONS PRECEDENT

4.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement will become effective only upon satisfaction of the following conditions precedent on or before the Effective Date, in each case as determined by Lender. If the conditions precedent are not satisfied (or waived pursuant to Section 4.6) on or before such deadline, Lender may cancel this

Agreement upon written notice to Borrower. The conditions precedent to be satisfied are as follows:

(a) Representations and Warranties Accurate; Compliance with Covenants. The representations and warranties by and with respect to Borrower and Guarantor as set forth in this Agreement and the other Loan Documents are, and continue to be true and correct and Borrower and Guarantor are in compliance with each of the terms, conditions and covenants set forth in this Agreement and in any other Loan Document.

(b) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and Borrower shall be in compliance with the Financial Covenants set forth in this Agreement.

(c) Financial Condition. Lender shall be satisfied: (i) with the financial condition of Borrower and (ii) that the Financial Covenants of Guarantor set forth in this Agreement or in other Loan Document continue to be satisfied.

(d) No Material Adverse Change. Lender shall have determined that no Material Adverse Change has occurred since the most recent audited financial statements and reports provided to Lender.

(e) Documents. Lender shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Lender and its legal counsel:

(i) Loan Documents. This Agreement and the other Loan Documents, together with any additional Loan Documents required with respect to the addition of any Approved Subdivisions as of the Effective Date.

(ii) Formation Documents. With respect to Borrower and Guarantor, the respective officers of each in order to confirm that each such officer executing and delivering a Loan Document is authorized to execute and deliver, and Borrower or Guarantor, as applicable, is authorized to perform their respective obligations under, such Loan Document: (A) the articles of incorporation of Borrower and Guarantor, (B) the bylaws of Borrower and Guarantor, (C) good standing certificates of Borrower and Guarantor, (D) certified copies of resolutions of Borrower’s and Guarantor’s boards of directors authorizing Borrower or Guarantor, as applicable to execute, deliver, and perform its obligations under the Loan Documents and any other documents to be executed and delivered by Borrower or Guarantor in connection herewith and certifying the names and signatures of the officers authorized to execute the Loan Documents; and (E) such other formation documents, certificates and resolutions as may be reasonably requested by Lender.

(iii) Borrower shall have executed and delivered to Lender, and Lender shall have approved, a contribution agreement whereby Borrower agrees to contribute to the other to the extent necessary with respect to the Obligations.

(f) Other Items or Actions. Lender will have received and approved such other information, agreements, documents, certificates (including, if required by Lender, bring-down certificates), and instruments, and Borrower will have performed such other actions, as Lender may reasonably require.

(g) Payment of Costs, Expenses and Fees. All costs, expenses and fees to be paid by Borrower under the Loan Documents on or before the Effective Date will have been paid in full as of the Effective Date, including, without limitation, the applicable fees and expenses set forth or referenced in Sections 2.5 and 11.6.

(h) Borrower shall have selected, and Lender shall have approved, a Title Company for use in connection with all applicable transactions pursuant to this Agreement and the Loan Documents.

4.2 Approval of Subdivisions to Become Approved Subdivisions. From and after the Closing Date and prior to the occurrence of any Term Out Commencement Period, Borrower may request Lender to add Subdivisions to the Borrowing Base as an Approved Subdivision. As a condition precedent to Lender’s approval of any Approved Subdivision (and the inclusion of any Pre-Development Land, A&D Lots or Units contained therein becoming Eligible Collateral), Lender shall have determined to its sole satisfaction that each of the following conditions and requirements have been, and continue to be, satisfied:

(a) Continued Satisfaction of Conditions Precedent. The conditions precedent set forth in Section 4.1 shall continue to be satisfied.

(b) Continued Satisfaction of Borrowing Base and Availability Limitations. After giving effect to the inclusion of such Subdivision as an Approved Subdivision (and the inclusion of any Land contained therein as Eligible Collateral) all of the conditions, limitations and requirements set forth in Article 3 shall continue to be satisfied and no violation or breach thereof shall result from the inclusion of such Subdivision as an Approved Subdivision.

(c) Ownership. Borrower shall be the sole owner of the Approved Subdivision.

(d) Proposed Development, Documents and Reports. Borrower shall have submitted to Lender such budgets (including the A&D Budget and Unit Budgets for such Subdivision), feasibility studies, market studies, environmental and engineering reports and studies, proforma financial statements, income projections, development schedules, construction schedules, project cost analysis, entitlement status and other information as Lender may require to review Borrower’s plan for such Subdivision, including without limitation, Acquisition, development of Lots, construction of Units, and the estimated costs, expenses and profits in connection therewith.

(e) Plans and Specifications. If requested by Lender, Borrower shall have provided Lender and Lender shall have approved the final plans and specifications with any improvements in connection with the Subdivision.

(f) Market Information. If requested by Lender, Borrower shall have provided Lender with market information with respect to the Lots to be developed in the Subdivision.

(g) Appraised Value. Lender shall have received and approved an Appraisal with respect to each Subdivision.

(h) Inspection. Lender shall have completed and approved a physical inspection of the Subdivision.

(i) Plat. Borrower shall have delivered to Lender a preliminary parcel map, preliminary plat, recorded plat or survey of the Subdivision.

(j) Entitlement; Zoning Approvals. The Land comprising the Subdivision shall be Entitled Land and Borrower shall have provided to Lender evidence that the Subdivision is subject to approved zoning consistent with its proposed uses.

(k) Permits. If requested by Lender, Borrower shall have provided evidence that Borrower has obtained all Approvals and Permits necessary to permit the development of the Subdivision and the construction of any improvements thereon or with respect thereto as may be required by any Governmental Authority; provided that Borrower may not have obtained all of the Approvals and Permits necessary for such development and construction to the extent such Approvals and Permits are not yet required.

(l) Preliminary Title Commitment. Borrower shall have provided to Lender a preliminary title commitment for the Subdivision, prepared by the Title Company, together with a legible copy of each Schedule B item.

(m) Environmental Assessment. Borrower shall have delivered to Lender a report of an environmental assessment for the Subdivision addressed to Lender by an environmental engineer acceptable to Lender containing such information, results, and certifications as Lender may require and dated not earlier than twelve (12) months before Borrower’s request for approval, unless otherwise approved by Lender, together with updates to such assessment as requested by Lender. Depending upon the results of the environmental assessment, Borrower shall also provide such follow up testing, reports, and other actions as may be required by Lender. The contents of the environmental assessment report and any follow up must be satisfactory to Lender. If such reports are not addressed to Lender, Borrower will cause a reliance letter, in form and substance satisfactory to Lender, to be provided to Lender.

(n) Soils Tests. Borrower shall have provided Lender and Lender shall have approved a soils test report for the Subdivision prepared by a licensed soils engineer satisfactory to Lender showing the locations of, and containing boring logs for, all borings.

(o) Land Purchase and Project Documents. To the extent requested by Lender, Borrower shall have provided copies of those documents related to Borrower’s acquisition of the Subdivision and its ownership, maintenance, use and development, including without limitation, the purchase agreement, settlement statement and other documentation relating to Borrower’s purchase of the Land for such Subdivision.

(p) Drainage; Flood Zone. Borrower shall have provided to Lender, but only if requested by Lender, a drainage report for the Subdivision by a licensed engineer acceptable to Lender containing such information, results and certifications as Lender may reasonably require. If requested by Lender, Borrower will have provided to Lender evidence satisfactory to Lender, as to whether (i) the Subdivision is located in an area designated by the United States Department of Housing and Urban Development as having special flood or mudslide hazards, and (ii) the community in which the Subdivision is located is participating in the National Flood Insurance Program.

(q) Impositions, Assessments, and Charges. If requested by Lender, Borrower shall have provided Lender with evidence that all Impositions and water, sewer, and other charges assessed against the Subdivision have been paid in the amount required prior to any such imposition or assessment becoming delinquent.

(r) Final Subdivision Map or Plat. If not previously provided, Borrower shall have delivered to Lender the final Subdivision Documents, maps and plats for the Subdivision and such final Subdivision Documents shall have been recorded or filed with the appropriate Governmental Authorities. Each map or plat must contain a legal description of the Approved Subdivision covered by the map, must describe and show all boundaries of and Lot lines within such Subdivision, all streets and other dedications, and all easements affecting such Subdivision. In connection with the approval of plat and/or subdivision maps pursuant to this subsection, Borrower will also deliver to Lender such title endorsements insuring the continued priority of the Deed of Trust after recording of the plat and/or subdivision maps as Lender may reasonably require. Borrower agrees to take such steps as Lender may require including (i) either re-recording the Deed of Trust or amending the Deed of Trust to reflect the new legal description, and (ii) obtaining an endorsement to the Title Policy to amend the legal description thereof. Notwithstanding anything contained herein to the contrary, Lender may include a Subdivision as Eligible Collateral based upon Lender’s review of such Subdivision’s tentative tract or parcel map and the conditions to final approval thereof; provided that such conditions to final approval of such maps are non-discretionary.

(s) Distressed Improvement Districts. Any improvement or assessment district in which the Subdivision is located shall not be insolvent under applicable law or subject to any bankruptcy or similar proceedings if such situation, in the reasonable opinion of Lender, would have a material adverse impact on development of the Approved Subdivision directly or indirectly cause the Subdivision to be subject to any suspension, disqualification, or disapproval by FHA, FNMA, VA, FHLMC, or any similar governmental or quasi-governmental agency that originates, purchases, insures or guarantees home mortgage loans, if the Subdivision has been qualified with any such agency and Lots in the Subdivision are proposed to be sold with the benefits of such qualification.

(t) Restrictive Covenants. Borrower shall have provided, and Lender shall have approved the CC&Rs for the Subdivision.

(u) Utilities. If requested by Lender, Borrower shall have delivered to Lender evidence that (i) telephone service, electric power, storm sewer (if applicable), sanitary sewer (if applicable) and water facilities will be available to each Lot in the Subdivision and (ii) such utilities will be adequate to serve the Lots in the Subdivision.

(v) [Intentionally omitted.]

(w) Borrowing Base Report. Borrower shall have provided, and Lender shall have approved, a Borrowing Base Report.

(x) Loan Documents; Deed of Trust/Title Policy.

(i) Borrower and Guarantor shall have executed and delivered to Lender an Environmental Indemnity, Guaranties and such other Loan Documents, consents, approvals and other instruments as Lender may reasonably require with respect to the addition of the Subdivision as an Approved Subdivision, including without limitation, a Subdivision Loan Addendum to be executed by Borrower and Lender for the benefit of Lender setting forth the terms, conditions and covenants specific to such Subdivision, including without limitation, the aggregate Maximum Allowed Advance with respect to such Subdivision if it becomes an Approved Subdivision, any sub-limits thereof, Spec Unit and Model Unit limitations, any Maximum Allowed Advance Rate adjustments or reductions and any other terms and conditions specific to such Subdivision.

(ii) Borrower shall have provided to Lender (i) a first lien Deed of Trust on the Subdivision securing the full Commitment Amount, subject only to Permitted Exceptions, duly executed by Borrower, acknowledged, delivered and recorded; and (ii) either an American Land Title Association loan policy of title insurance (1970 form or 1992 form with the creditor’s rights exception and arbitration provisions deleted and with a revolving credit endorsement and such other endorsements as Lender may require) or an endorsement to an existing Title Policy issued by the Title Company, providing coverage (including, without limitation, mechanic’s lien coverage) and insuring Lender’s interest (as set forth in the definition of Deed of Trust) under the applicable Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust, subject only to Permitted Exception. Each Title Policy or endorsement shall be in a form and substance reasonably satisfactory to Lender, and unless approved by Lender, the policy amount shall equal the Commitment Amount subject to appropriate tie-in endorsements with the other existing Title Policies for the Approved Subdivisions.

(y) Representations and Warranties. The representations and warranties contained in Section 5.2 are true and correct as to such Subdivision.

(z) Other. Borrower shall have performed such other actions, and shall have provided to Lender such other agreements, documents, and instruments, as Lender may reasonably require.

4.3 Qualification of Pre-Development Land and A&D Lots as Eligible Collateral. Borrower may include and maintain Pre-Development Land and A&D Lots as Eligible Collateral only if the following conditions precedent are satisfied, at all times that such Pre-Development Land and A&D Lots are included in Eligible Collateral (each of which items must be satisfactory to Lender in its sole and absolute discretion and each of which conditions precedent must be satisfied, as determined by Lender in its sole and absolute discretion):

(a) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(b) Limitations. After giving effect to the addition of such Pre-Development Land or A&D Lots to Eligible Collateral, the provisions of Article 3 are not violated.

(c) Subdivision Conditions. The applicable conditions of Section 4.2 shall have been satisfied.

(d) Commencement. Borrower shall have commenced staking and rough grading of the Approved Subdivision and shall have certified to Lender that such staking and rough grading will be completed within thirty (30) days at which time Borrower will proceed with the construction of other A&D Lot Improvements.

(e) Construction Contracts. If requested by Lender, Borrower shall have provided Lender an executed contract for construction of the A&D Lot Improvements between Borrower and the licensed contractor(s) retained by Borrower to construct the A&D Lot Improvements. Also, if requested by Lender, Borrower shall have provided to Lender a copy of each construction subcontract, architectural agreement, engineering agreement, and other agreements, documents, and instruments relating to construction of the A&D Lot Improvements and Lender shall have received assignments of such contracts and agreements to the extent required by Lender, which assignment shall be consented to by the applicable contractor, architect, engineer or other party to the extent and in a form required by Lender. The contract price in each such agreement, document, and instrument must be within the budgeted amount in the applicable A&D Lot Development Budget. Such contracts and agreements shall be in form and content reasonably satisfactory to Lender.

(f) Plans and Specifications. If requested by Lender, Borrower shall have provided Lender the final A&D Lot Development Plans and Specifications for the A&D Lot Improvements.

(g) Permits. If requested by Lender, Borrower shall have provided evidence that Borrower has obtained all Approvals and Permits necessary to permit the construction of the A&D Lot Improvements and the construction and sale of Units in the Subdivision, provided that Borrower may not have obtained all of the Approvals and Permits necessary for construction of the A&D Lot Improvements or the construction and sale of Units to the extent such Approvals and Permits are not yet necessary and Borrower has not requested Advances of the Loan to pay the costs of Improvements for which Approvals and Permits have not been obtained.

(h) Budget. If requested by Lender, Borrower shall have provided Lender a final A&D Lot Development Budget for the A&D Lots.

(i) Construction Schedule. If requested by Lender, Borrower shall have provided Lender the construction schedule for the completion of the A&D Lot Improvements.

(j) Impositions, Assessments, and Charges. If requested by Lender, Borrower shall have provided evidence that Impositions and all water, sewer, and other charges assessed against the A&D Lots which are then due and payable have been paid in the amount required.

(k) Other Items. Borrower shall have provided Lender such other agreements, documents, and instruments as Lender may reasonably require.

(l) Other Actions. Borrower shall have performed such other actions as Lender may reasonably require.

4.4 Qualification of Units as Eligible Collateral. Borrower may include and maintain a Unit in Eligible Collateral only if the following deliveries have been approved by Lender and if the following conditions precedent are satisfied, at all times that such Unit is included in Eligible Collateral (each of which items must be satisfactory to Lender in its sole and absolute discretion and each of which conditions precedent must be satisfied, as determined by Lender in its sole and absolute discretion):

(a) No Defaults; Material Adverse Change. No Event of Default, Unmatured Event of Default or Material Adverse Change shall have occurred and be continuing

(b) Located in an Approved Subdivision. Such Unit is located on a Lot that is legally described as a Lot on a final subdivision plat or map, or subdivision filing and is in an Approved Subdivision. The applicable conditions of Sections 4.2 and 4.3 shall have been satisfied with respect to the Subdivision containing such Unit and such Subdivision has become an Approved Subdivision.

(c) Limitations. After giving effect to the addition of such Unit to Eligible Collateral, the provisions of Article 3 shall not be violated.

(d) Construction Contracts. If requested by Lender, Borrower shall have provided and Lender shall have approved copies of all executed contracts between Borrower and the licensed contractors retained by Borrower to construct the Unit. Also, if requested by Lender, Borrower shall have provided to Lender a copy of each construction subcontract, architectural agreement, engineering agreement, and other agreements, documents and instruments relating to construction of the Unit and Lender shall have received assignments of such contracts and agreements to the extent required by Lender, which assignment shall be consented to by the applicable contractor, architect, engineer or other party to the extent and in a form required by Lender. The contract price in each such agreement, document and instrument must be within the budgeted amount in the applicable Unit Budget. Such contracts and agreements shall be in form and content reasonably satisfactory to Lender.

(e) Unit Plans and Specifications. If requested by Lender, Borrower shall have provided and Lender shall have approved Unit Plans and Specifications for the type of Unit in question.

(f) Permits. If requested by Lender, Borrower shall have provided evidence that Borrower has obtained all Approvals and Permits necessary to permit the construction and sale of the Unit, including, without limitation, all applicable public reports, architectural committee approvals, and any other approvals required under any applicable CC&Rs.

(g) Unit Budget. Borrower shall have provided Lender a Unit Budget for the type of Unit in question.

(h) Unit Appraisal. Lender shall have approved the Unit Appraisal for the type of Unit in question in compliance with Section 3.16. The Appraised Value for the type of Unit shall have been approved by Lender.

(i) Final Subdivision Map or Plat. Borrower shall have delivered to Lender the final Subdivision Documents, maps and plats for the Approved Subdivision and such final Subdivision Documents shall have been recorded or filed with the appropriate Governmental Authorities. Each map or plat must contain a legal description of the Approved Subdivision covered by the map, must describe and show all boundaries of and lot lines within such Approved Subdivision, all streets and other dedications, and all easements affecting such Approved Subdivision. In connection with the approval of plat and/or subdivision pursuant to this subsection, Borrower will also deliver to Lender such title endorsements insuring the continued priority of the applicable Deed of Trust after recording of the plat and/or subdivision maps as Lender may require. Borrower agrees to take such steps as Lender may require including (i) either re-recording the applicable Deed of Trust or amending such Deed of Trust to reflect the new legal description, and (ii) obtaining an endorsement to the Title Policy to amend the legal description therein.

(j) Purchase Contract. If such Unit is a Presold Unit, Borrower shall have provided Lender a copy of the fully executed Purchase Contract for such Unit.

(k) Impositions, Assessments, and Charges. If requested by Lender, Borrower shall have provided Lender evidence that Impositions and all water, sewer, and other charges assessed against the Unit which are then due and payable have been paid in the amount required.

(l) Deed of Trust. If the Lot on which the Unit is to be constructed has not previously been encumbered by a Deed of Trust, Borrower shall have provided a first lien

Deed of Trust, subject only to Permitted Exceptions, duly executed, acknowledged, delivered and recorded.

(m) Title Insurance. If the Unit has not previously been encumbered pursuant to a Deed of Trust, Borrower shall have provided and Lender shall have approved (i) an American Land Title Association loan policy of title insurance (1970 or 1992 form with the creditor’s rights exception and arbitration provisions deleted and with a revolving credit endorsement and such other endorsements as Lender may require), or (ii) an endorsement to an existing Title Policy issued by a Title Company and in form satisfactory to Lender. Such policy or endorsement will provide coverage (including, without limitation, mechanic’s lien coverage) satisfactory to Lender and insure Lender’s interest (as set forth in the definition of Deed of Trust) under the applicable Deed of Trust as a valid first lien on the property encumbered by such Deed of Trust, subject only to Permitted Exceptions. If the Unit has previously been encumbered by an insured Deed of Trust, Borrower shall have provided an endorsement to such Title Policy, in form satisfactory to Lender, eliminating any Schedule B items that are not Permitted Exceptions with respect to Units included in Eligible Collateral.

(n) [Intentionally Omitted.]

(o) Distressed Improvement Districts. Any improvement or assessment district in which the Unit is located shall not be insolvent under applicable law or subject to any bankruptcy or similar proceedings if such situation, in the reasonable opinion of Lender, would have a material adverse impact on development of Units or directly or indirectly cause the Approved Subdivision in which the Unit is to be built to be subject to any suspension, disqualification, or disapproval by FHA, FNMA, VA, FHLMC, or any similar governmental or quasi-governmental agency that originates, purchases, insures or guarantees home mortgage loans, if the Approved Subdivision has been qualified with any such agency and Units in the Approved Subdivision are proposed to be sold with the benefits of such qualification.

(p) Other Items. Borrower has provided to Lender such other agreements, documents, and instruments as Lender may reasonably require.

(q) Other Actions. Borrower has performed such other actions as Lender may reasonably require.

4.5 Additional Conditions Precedent to All Advances Against Eligible Collateral. Lender will be obligated to make Advances against Eligible Collateral only upon satisfaction of the following additional conditions precedent at the time the Advance is requested and at the time the Advance is to be made, as determined by Lender:

(a) Advance Request. Borrower shall have complied with all Advance Request terms and conditions set forth in Section 2.2.

(b) Continued Satisfaction of Conditions Precedent. The conditions precedent set forth in Section 4.1 through this Section 4.5 continue to be satisfied.

(c) No Defaults; Material Adverse Change. No Event of Default, Unmatured Event of Default or Material Adverse Change shall have occurred and be continuing

(d) Representations and Warranties; Compliance with Covenants. The representations and warranties of Borrower and Guarantor set forth in the Loan Documents continue to be true and correct in all applicable and material respects and Borrower and Guarantor continue to be in compliance with all of the other terms, conditions and covenants set forth in the Loan Documents in all material respects.

(e) Inspection Report. If and to the extent required by Lender, Lender shall have received written evidence from Lender’s inspectors or from Lender’s employees performing inspections for Lender (i) that construction of all A&D Lot Improvements and each Unit constituting Eligible Collateral complies with all Requirements and the respective A&D Lot Development Plans and Specifications and Unit Plans and Specifications in all material respects; and (ii) that Borrower has completed all A&D Lot Improvements and each such Unit to the stage reported on the most recent Borrowing Base Report received by Lender. Inspections shall be conducted in accordance with the provisions of Section 6.12 hereof.

(f) Approvals and Inspections by Governmental Authorities. If requested by Lender, all inspections and approvals by Governmental Authorities which may be required for each Unit shall have been obtained and Lender shall have received satisfactory evidence thereof or will have been provided access thereto satisfactory to Lender, or will have obtained such evidence upon inspection of the Approved Subdivision.

(g) Lien Waivers. If requested by Lender in its sole and absolute discretion, Borrower shall have provided Lender with invoices and vouchers for the work for which the Advance is requested and lien waivers for all work actually performed and covered by prior Advances. Such lien waivers may be conditional, so long as the only condition is receipt of payment for the work and Borrower includes with the conditional lien waiver a copy of the canceled check for payment or other evidence of payment.

(h) Title Insurance. At the request of Lender, Borrower shall have provided to Lender with any endorsements to the Title Policy covering the Eligible Collateral, in form satisfactory to Lender, which (i) eliminate any liens, encumbrances and other “Schedule B” items that are not Permitted Exceptions with respect to such Eligible Collateral, and (ii) otherwise insure the priority of, and include the affect of the Advance upon, the Lender’s lien or encumbrance against such Eligible Collateral.

(i) Payment of Costs, Expenses, and Fees. All costs, expenses, and fees due to be paid by Borrower on or before the date of the Advance under the Loan Documents shall have been paid in full.

(j) No Remargining Payment. Lender has determined that, after giving effect to the requested Advance, no Remargining Payment would be required pursuant to Section 2.4(b)(ii).

(k) [Intentionally Omitted.]

(l) Excess Releases; Updated Borrowing Base Report. In any Calendar Month where the aggregate Collateral Values of Lots and Units released pursuant to Section 2.7 exceeds twenty percent (20%) of the total Collateral Values of all Lots and Units set forth in Borrower’s Borrowing Base Report most recently submitted to Lender, Borrower shall have submitted a new, updated Borrowing Base Report to Lender for approval, and such Borrowing Base Report shall have been approved by Lender.

4.6 Right to Waive.

(a) Waiver of Any Condition Precedent. Borrower authorizes Lender and Lender reserves the right to verify any documents and information submitted to it in connection with this Agreement. Lender may waive any of the conditions precedent and requirements in this Article 4. Any such waiver of any condition precedent in connection with the approval of a Subdivision as an Approved Subdivision or in connection with the qualification of any Collateral as Eligible Collateral pursuant to this Agreement, may be conditioned upon such terms and conditions as Lender may require, including without limitation, a decrease in the Maximum Allowed Advance Rates with respect to any such Eligible Collateral.

(b) Limited Waiver. Any such waiver will be limited to the specific conditions precedent or requirements waived and will not apply to or result in the waiver of any other condition precedent or requirement. Delay or failure by Lender to insist on satisfaction of any condition precedent will not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by Lender will not be deemed a waiver by Lender of the occurrence of an Event of Default or Unmatured Event of Default.

ARTICLE 5

BORROWER REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties - Borrower. Borrower and Guarantor (which for purposes of this Section 5.1 shall mean WLH) represent and warrant to Lender as of the Effective Date and as of the various other dates specified in this Agreement and the other Loan Documents on which such representations and warranties are to be accurate, complete, and correct the following:

(a) Formation and Authorization. Borrower is a California corporation validly existing, and in good standing, under the laws of the state of California and qualified to conduct business in the states of California, Arizona and Nevada, and has the requisite power and authority to execute, deliver, and perform this Agreement and the applicable Loan Documents. Guarantor is a corporation validly existing, and in good standing, under the laws of the State of Delaware and has the requisite power and authority to execute, deliver, and perform, as Guarantor, the applicable Loan Documents. The execution, delivery and performance by Borrower and Guarantor of this Agreement and the applicable Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower and Guarantor and will not conflict with, or result in a violation of or a default under, the applicable articles of formation, certificate of limited partnership, operating agreement and/or partnership agreement of Borrower or Guarantor.

(b) No Approvals, etc. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Governmental Authority or other Person is required in connection with the execution, delivery, or performance (other than performance which is not yet due) by Borrower or Guarantor of this Agreement and the other applicable Loan Documents.

(c) No Conflicts. The execution, delivery, and performance by Borrower or Guarantor of the applicable Loan Documents will not conflict with, or result in a violation of or a default under, (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which such Person is a party or by which such Person or any of its assets are bound; (iii) any of the Approvals and Permits; or (iv) any agreement, document, or instrument to which such Person is a party or by which such Person or any of its assets are bound. Borrower and Guarantor each has reviewed all of the provisions of the Indebtedness of Borrower or Guarantor which may affect their ability to enter into and perform the Loan Documents or for Borrower to incur the Obligations and obtain Advances under the applicable Loan Documents, and none of the terms and conditions of such existing Indebtedness will be violated by Borrower or Guarantor entering into this Agreement or the applicable Loan Documents, incurring Indebtedness hereunder or under the applicable Loan Documents, and performing their respective obligations under the applicable Loan Documents.

(d) Execution and Delivery and Binding Nature of Loan Documents. This Agreement and the other Loan Documents to which they are a party have been duly executed and delivered by or on behalf of Borrower and Guarantor. This Agreement and the other Loan Documents to which each are a party are legal, valid, and binding obligations of Borrower and Guarantor, enforceable in accordance with their terms against Borrower and Guarantor, as applicable, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

(e) Accurate Information. All information in any loan application, financial statement (other than financial projections), certificate, or other document, and all other information delivered by or on behalf of Borrower or Guarantor to Lender in connection with this transaction or any Subdivision is correct and complete in all material respects as of the date thereof, and there are no omissions from any such information that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof. Neither Borrower nor Guarantor has any knowledge of any material change in any such information. All financial statements (other than financial projections) heretofore delivered to Lender by Borrower were prepared in accordance with the requirements in Section 6.4 and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects. All financial projections have been and will be prepared in accordance with the requirements of this Agreement, will be complete in all material respects as of the date thereof, and will be based on the applicable Person’s best good faith estimates, compiled and prepared with due diligence, of the matters set forth therein.

(f) Legal Proceedings, Hearings, Inquiries, and Investigations. Except as disclosed to Lender in writing prior to the date of this Agreement:

(i) No legal proceeding, individually or in the aggregate with related proceedings, is pending, and Borrower is not aware of any threatened legal proceeding, before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of its respective assets may be bound or affected that if resolved adversely to any such Borrower could result in a Material Adverse Change; and

(ii) No hearing, inquiry, or investigation relating to Borrower any of their respective assets is pending, and Borrower is not aware of any such hearing inquiry or investigation being threatened, by any Governmental Authority that if resolved adversely to Borrower could result in a Material Adverse Change.

(g) No Defaults; Financial Covenant Compliance. No Event of Default or Unmatured Event of Default has occurred and is continuing. WLH is in compliance with each of the Financial Covenants as set forth in this Agreement.

(h) Approvals and Permits; Assets and Property. Borrower has obtained and there are in full force and effect all Approvals and Permits presently necessary for the conduct of its business, and owns, leases, or licenses all assets necessary for conduct of their respective businesses and operations, except as otherwise permitted pursuant to this Agreement, except for any failure to obtain and maintain in full force and effect any Approval or Permit or any failure to own, lease or license such assets that would not, individually or in the aggregate, (i) be materially adverse to their respective businesses, properties, assets, operations or condition (financial or otherwise), or (ii) materially and adversely affect any Approved Subdivision (or the Lots contained therein) or other property that is at any time included as Eligible Collateral. The Collateral is not subject to any Liens and Encumbrances, other than (A) the Liens and Encumbrances created pursuant to this Agreement and the other Loan Documents; and (B) the Permitted Exceptions. The assets of Borrower (other than Collateral) are not subject to any Liens and Encumbrances other than Liens and Encumbrances disclosed on the financial statements of Borrower (to the extent required to be disclosed on such financial statements in accordance with GAAP).

(i) Impositions. Borrower has filed or caused to be filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all Impositions and Other Amounts shown thereon to be due (including, without limitation, any interest or penalties) except for any failure to so file or to so pay that would not, individually or in the aggregate, result in an Material Adverse Change.

(j) ERISA.

(i) Neither (x) the execution and delivery of this Agreement or the Loan Documents by Borrower, (y) the performance by Borrower of the Obligations, nor (z) the consummation of any of the other transactions contemplated by this Agreement constitutes or will constitute a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. Borrower has delivered to Lender a complete and correct list of any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) (a “Plan”) with respect to which Borrower or any Person which is under “common control” with Borrower (within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA) (an “ERISA Affiliate”) is a “party in interest” (within the meaning of Section 3(14) of ERISA) or with respect to which its securities are “employer securities” (within the meaning of Section 407(d)(1) of ERISA).

(ii) The Plan is in compliance in all respects with applicable provisions of ERISA, the Code and applicable foreign law. Borrower and each ERISA Affiliate have made all contributions to the Plans required to be made by it.

(iii) Except for liabilities to make contributions and to pay Pension Benefit Guaranty Corporation (or any successor thereto) (“PBGC”) premiums and administrative costs, neither Borrower nor any ERISA Affiliate of Borrower has incurred any material liability to or on account of any Plan under applicable provisions of ERISA, the Code or applicable foreign law, and no condition exists which presents a material risk to Borrower or any ERISA Affiliate of Borrower of incurring any such liability. No domestic Plan has an “accumulated funding deficiency” (within the meaning of Section 412 of the Code), whether or not waived, and no foreign Plan is in violation of any funding requirements imposed by applicable foreign law. Neither Borrower nor, any ERISA Affiliate of Borrower, the PBGC or any other Person has instituted any proceedings or taken any other action to terminate any Plan.

(iv) The actuarial present value of all accrued benefit liabilities under each domestic Plan and under each foreign Plan (based on the assumptions used in the funding of such Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such domestic Plan for which an annual report has been filed with the Internal Revenue Service or of such foreign Plan for which year-end actuarial information is available) did not exceed the current fair market value of the assets of such Plan as of such last day.

(v) None of the Plans is a “Multiemployer Plan” (as defined in ERISA), and neither Borrower nor any ERISA Affiliate of Borrower has contributed or been obligated to contribute to any Multiemployer Plan at any time within the preceding six (6) years.

(vi) Borrower qualifies as an “operating company” within the meaning of United States Department of Labor Regulations §2510.3-101(c), and, pursuant to such regulations, the assets of Borrower are not “plan assets” of any employee benefit plan subject to the fiduciary responsibility requirements of ERISA. Accordingly, a loan to, or other financial transaction with Borrower or a shareholder in Borrower will not be deemed to be a prohibited loan or transaction under Section 406 of ERISA between any plans subject to the restrictions set forth in Section 406 of ERISA and a party in interest with respect to such plan.

(k) Full Disclosure. There is no material fact that Borrower has not disclosed to Lender which could cause a Material Adverse Change. Neither the financial statements nor any other certificate or document delivered herewith or heretofore by Borrower to Lender in connection with negotiations of this Agreement and the other Loan Documents contains any untrue statement of material fact or omits to state any material fact necessary to keep the statements contained herein and therein from being untrue or misleading.

(l) Use of Proceeds; Margin Stock. The proceeds of the Advances will be used solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U or G. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither Borrower, nor any Person acting on behalf of Borrower has taken or will take any action which might cause this Agreement or any Loan Documents to violate Regulation U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

(m) Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other law which regulates the incurring by Borrower of Indebtedness, including, but not limited to, laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

(n) Purpose of Advances. The purpose of Advances is a business purpose and not a personal, family, or household purpose.

(o) Compliance with Law. Other than noncompliance with applicable building codes which is not material, is not unusual in the ordinary course of business, and is correctable (and is in the process of being corrected) by Borrower, neither Borrower nor any Approved Subdivision, or the Lots or Units contained therein is in violation of any law, ordinance, regulation, or rule (federal, state, or local). Without limiting the generality of the foregoing, Borrower is in full compliance with California Civil Code Section 3110.5 to the extent applicable or to the extent Borrower is not otherwise exempt therefrom with respect to any construction contracts relating to the construction of Improvements.

(p) Unit Budgets, Unit Plans and Specifications, and Construction Contracts. Each Unit Budget (as updated from time to time) contains all costs, expenses, and fees anticipated to be incurred by Borrower in connection with the respective type of Unit. The Unit Plans and Specifications and related working drawings are an accurate and complete description of each Unit included or to be included as Eligible Collateral. The construction contracts relating to the construction of each such Unit provide for all work and materials anticipated to be necessary to construct and all payments necessary to pay for the construction of such Unit.

(q) A&D Lot Development Budgets, Plans and Specifications, and Construction Contract(s). Each A&D Lot Development Budget (as updated from time to time) contains all costs, expenses, and fees anticipated to be incurred by Borrower in connection with acquisition of the applicable Land and, if applicable, construction of the A&D Lot Improvements. The applicable Plans and Specifications and related working drawings for each Approved Subdivision are and will be an accurate and complete description, in all material respects, of the A&D Lot Improvements in that Approved Subdivision. The construction contracts relating to the construction of the A&D Lot Improvements provide for all work and materials anticipated to be necessary to construct and all payments necessary to pay for the construction of the A&D Lot Improvements.

(r) Special Representations and Agreements Relating to Collateral.

(i) Ownership. Borrower is and will at all times be the legal and equitable owner of the Collateral, free and clear of all Liens and Encumbrances, except for (A) the Security Instruments encumbering such Collateral and (B) the Permitted Exceptions.

(ii) Authority to Encumber. Borrower has, and will continue to have, the full right and authority to encumber all of the Collateral, including each of the Approved Subdivisions, included or to be included in Eligible Collateral.

(iii) Validity of the Liens and Encumbrances. The Liens and Encumbrances created by the Security Instruments are (A) legal, valid, binding and enforceable, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws and equitable principles of general application and (B) are in first priority except for, with respect to the Deeds of Trust only, the Permitted Exceptions.

(s) Material Adverse Change. There has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of Borrower or any Approved Subdivision which could reasonably be expected to have a Material Adverse Effect.

(t) Taxes. Borrower has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by such Person, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower in respect of any taxes or other governmental charges are adequate.

(u) Material Agreements; Material Defaults. Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect; (ii) any agreement or instrument evidencing or governing Indebtedness; (iii) any lease or other agreement to which Borrower is a party or which affects its properties or assets; (iv) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority, or any determination or award of any arbitrator, to which Borrower may be bound; or (v) any deed of trust, mortgage, instrument, agreement or document by which Borrower or any of its properties or assets are bound.

(v) Environmental Matters. In the ordinary course of its business, the officers and Authorized Representatives of Borrower consider the effect of Environmental Laws on the business of Borrower, in the course of which they identify and evaluate potential risks and liabilities accruing to Borrower due to Environmental Laws. On the basis of this consideration, Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Borrower has not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

(w) Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(x) Public Utility Holding Company Act. Borrower is not a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(y) Solvency.

(i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the respective assets of Borrower at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower; (ii) the present fair saleable value of the respective property of Borrower will be greater than the amount that will be required to pay the probable liability Borrower on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Borrower will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged, as such businesses is now conducted and is proposed to be conducted after the date hereof.

(ii) Borrower does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

(z) Non-Foreign Status. Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower’s U.S. employer identification number is as set forth in the Certification of Non-Foreign Status.

(aa) Other Loan Documents. Each of the representations and warranties of Borrower contained in any of the other Loan Documents is true and correct in all material respects. All of such representations and warranties are incorporated herein for the benefit of Lender.

5.2 Representations Regarding Subdivisions. With respect to Borrower’s request for any Subdivision to become an Approved Subdivision, Borrower represents and warrants to Lender at the time such Subdivision is submitted to Lender for approval and at the time a Deed of Trust is recorded against such Subdivision as follows:

(a) Title to Subdivision; Liens and Encumbrances. Borrower is, or upon recording of the Deed of Trust shall be, the sole owner of and has good and marketable title to the fee interest in the Approved Subdivision, any Improvements and all other real property described in the Deed of Trust, free from any Lien or Encumbrance of any kind whatsoever, excepting only (a) the Permitted Exceptions and (b) Liens in favor of Lender.

(b) Rights to Construction and Development Documents and Project Documents. Borrower is the true owner of all rights in and to all existing construction and development and project documents relating to the Approved Subdivision and will be the true owner of all rights in and to all future construction, development and project documents. Borrower’s interest in all present and future construction, development and project documents is not, and will not be, subject to any present claim (other than under the Loan Documents), set-off or deduction other than in the ordinary course of business.

(c) Utilities and Access. Telephone services, electric power, storm sewers, sanitary sewer, potable water facilities and all other utilities and services necessary for the construction, use, operation and maintenance of the Improvements are available to the Approved Subdivision, are adequate to serve the Improvements, and are not subject to any conditions limiting the use of such utilities, other than normal charges to the utility supplier. All streets and easements necessary for the operation and maintenance of the Improvements are available to the boundaries of the Approved Subdivision.

(d) Compliance with Laws. The Improvements and the Approved Subdivision, and the uses to which the Improvements and the Approved Subdivision are and will be put, comply fully with: (i) all laws, ordinances, rules, regulations and requirements of all Governmental Authorities having jurisdiction over the Approved Subdivision, including all applicable building, zoning and use laws, ordinances, requirements, rules and regulations; and (ii) all applicable CC&Rs, restrictive covenants and obligations created by private contracts and leases which affect the ownership, construction, equipping, fixturing, use or operation of the Approved Subdivision.

(e) No Condemnation. No condemnation proceedings or moratorium is pending or, to the best of Borrower’s knowledge, threatened against the Approved Subdivision (or any portion thereof) which would impair the use, occupancy or full operation of the Approved Subdivision in any manner whatsoever.

(f) Construction and Development Documents. True, correct and complete copies of all construction, development and project documents in connection with the development, construction or provision of labor, materials or design or supervisory services with respect to the Improvements have been furnished to the Lender prior to the Approved Subdivision Closing Date. All such documents and instruments are in full force and effect and neither Borrower nor any other party thereto is in material default thereunder.

(g) Governmental and Private Approvals. All governmental or regulatory orders, consents, permits, authorizations, licenses and approvals required for the construction and, to the extent available given the status of construction, the use and operation of the Approved Subdivision have been obtained and are in full force and effect. No additional governmental or regulatory actions, filings or registrations with respect to the Improvements, and no approvals, authorizations or consents of any trustee or holder of any Indebtedness or obligation of Borrower, are required for the due execution, delivery and performance by Borrower of the Loan Documents to be executed by them.

(h) Personal Property. Borrower is now and shall continue to be the sole owner of the personal property Collateral free from any Lien of any kind whatsoever, except for Liens in favor of the Lender.

(i) Subdivision Budget. Each Budget for each of the Approved Subdivisions is a true, correct and accurate estimate of all Project Costs for such Approved Subdivision.

(j) Special Assessments. Except for any special assessment which is a Permitted Exception, no special assessments have been imposed upon or are outstanding against any of the Approved Subdivisions and Borrower has not received any notice that any such special assessment is being contemplated by any Governmental Authority having jurisdiction over the Approved Subdivisions.

(k) Representations and Warranties. All representations and warranties in Section 5.1 shall be true, accurate and complete.

5.3 Representations and Warranties Upon Requests for Advances. Each request for an Advance will be a representation and warranty by Borrower to Lender that all of the representations and warranties set forth in this Article 5 and in the other Loan Documents are true, correct and complete as of the date of the Advance request and as of the date that the Advance is made and, except in each such case as otherwise disclosed to Lender and approved by Lender in writing.

5.4 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information. Each delivery by of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) will be a representation and warranty to Lender by Borrower and, when applicable, WLH, that such financial statements, other documents, or information (other than financial projections) are true, correct and complete in all material respects, that there are no material omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of the subject thereof as at the dates thereof and for the periods covered thereby. Each delivery by Borrower of financial projections is a representation and warranty to Lender by such Person that such financial projections have been prepared in accordance with the requirements in this Agreement, are complete in all material respects as of the date thereof, and are based on such Person’s best good faith estimates, compiled and prepared with due diligence, of the matters set forth therein.

ARTICLE 6

AFFIRMATIVE COVENANTS

Borrower shall comply with the following affirmative covenants at all times until such time as this Agreement has terminated or expired, the Loan has been paid in full and all other Obligations are paid and performed in full:

6.1 Existence. Borrower will continue to be a validly existing entity under the laws of the state in which it was organized and shall continue to be in good standing and authorized to do business in the jurisdiction of organization and in the state or states in which it owns any Collateral.

6.2 Books and Records; Access. Borrower shall maintain a standard, modern system of accounting (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, prospects, and results of operations) in accordance with GAAP. Borrower shall maintain complete and accurate records regarding the Acquisition, development and construction of Units, Lots and Approved Subdivisions, including, without limitation, all construction contracts, architectural contracts, engineering contracts, field and inspection reports, applications for payment, estimates and analyses regarding construction costs, names and addresses of all contractors and subcontractors performing work or providing materials or supplies with respect to the development and construction of Units and Lots and Approved Subdivisions, invoices and bills of sale for all costs and expenses incurred by contractors and subcontractors in connection with the development and construction of Units and Lots, payment, performance and other surety bonds (if applicable), releases and waivers of lien for all such work performed and materials supplied, evidence of completion of all inspections required by any Governmental Authority, certificates of substantial completion, notices of completion, surveys, as-built plans, Approvals and Permits, Purchase Contracts, escrow instructions, records regarding all sales of Units and Lots, and all other documents and instruments relating to the Acquisition, development, construction and/or sale of Units. Borrower shall maintain the books and records required to be maintained pursuant to this Section for a period of time following payment in full of the Obligations at least equal to the statute of limitations period within which Lender would be entitled to commence an action with respect to the Obligations. During business hours, and upon reasonable prior notice, Borrower will give representatives of Lender access to Borrower’s assets, property, books, records, and documents and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents. Upon request by Lender, Borrower will also provide Lender with copies of the reports, documents, agreements, and other instruments described in this Section.

6.3 Special Covenants Relating to Collateral.

(a) Defense of Title. Borrower will defend the Collateral, the title and interest therein as represented and warranted in each Security Instrument and this Agreement, and the legality, validity, binding nature, and enforceability of each Lien and Encumbrance contained in each Security Instrument and the first priority of each Security Instrument against all matters, including, without limitation, (i) any attachment, levy, or other seizure by legal process or otherwise of any or all such Collateral; (ii) except for Permitted Exceptions with respect to any Deed of Trust, any Lien or Encumbrance or claim thereof on any or all such Collateral; (iii) any attempt to foreclose, conduct a trustee’s sale, or otherwise realize upon any or all Collateral under any Lien or Encumbrance, regardless of whether a Permitted Exception and regardless of whether junior or senior to the Security Instrument; and (iv) any claim questioning the legality, validity, binding nature, enforceability, or priority of any Security Instrument. Borrower will notify Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as Lender may from time to time request.

(b) No Encumbrances. Borrower will not sell, assign, Transfer or otherwise dispose of or grant any option with respect to, or pledge or otherwise encumber, any of the Collateral or any interest therein or any fixtures thereof or proceeds thereof, except for (i) any Permitted Transfer and (ii) sales and transfers in connection with releases permitted pursuant to Section 2.7.

(c) Further Assurances. Borrower will execute and deliver such further instruments and will do and perform all matters and things necessary or expedient to be done or performed for the purpose of effectively creating, maintaining and preserving the Collateral and the Liens and Encumbrances of Lender on such Collateral.

(d) Utilities. Borrower will provide or cause to be provided all required telephone service, electric power, storm sewer (if required), sanitary sewer (if required) and water facilities for each Lot included in Eligible Collateral, and such utilities will be adequate to serve such Lots.

(e) Contracts. Borrower will perform all of Borrower’s obligations under any contracts and agreements relating to the construction of Units and A&D Lot Improvements and will pay all amounts thereunder as and when due, except to the extent such amounts are contested in accordance with the definition of “Permitted Exceptions”. Borrower will be the sole owner of all Unit Plans and Specifications or, to the extent that Borrower is not the sole owner of such Unit Plans and Specifications, Borrower will have the unconditional right to use such Unit Plans and Specifications in connection with the construction of Units. Lender will not be restricted in any way in use of such Unit Plans and Specifications in connection with the construction of any Units, and Borrower will obtain all consents and authorizations necessary for the use of such Unit Plans and Specifications by Lender. Borrower will be the sole owner of all A&D Lot Development Plans and Specifications or, to the extent that Borrower is not the sole owner of such A&D Lot Development Plans and Specifications, Borrower will have the unconditional right to use such A&D Lot Development Plans and Specifications in connection with the construction of Approved Subdivisions. Lender will not be restricted in any way in use of such A&D Lot Development Plans and Specifications in connection with the construction of any A&D Lot Improvements, and Borrower will obtain all consents and authorizations necessary for the use of such A&D Lot Development Plans and Specifications by Lender.

(f) No Residential Use by Borrower. All Approved Subdivisions, Lots and Units from time to time encumbered by a Deed of Trust are held only for construction and eventual sale to its first occupant upon or after release from the lien of the applicable Deed of Trust. Borrower (i) represents and warrants that Borrower has no intent to ever occupy any Unit as a residence or to lease or otherwise permit such occupancy of a Unit and (ii) agrees that Borrower will never so occupy, lease or permit occupancy of any Unit; provided, however, that Borrower may use and occupy Model Units solely for the purpose of maintaining a sales office and displaying such Units to prospective purchasers of Units.

(g) Flood Insurance. Unless insurance in accordance with Section 6.8(d) will first have been obtained, no Approved Subdivision will be located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

(h) Compliance with Permitted Exceptions. Borrower will keep and maintain in full force and effect all restrictive covenants, development agreements, easements and other agreements with Governmental Authorities and other Persons that are necessary for the development, use and sale of each applicable Lot and Unit. Borrower will not default in any material respect under any such covenants, development agreements, easements and other agreements and will diligently enforce its rights thereunder.

(i) Model Complexes. Except as may be otherwise permitted under the applicable Loan Documents at the time the Lender has approved the inclusion of the Approved Subdivision, with respect to each Approved Subdivision in which a Borrower is constructing or marketing Units, Borrower will maintain an active complex of Model Units representing some of the Unit type(s) available for sale in such Approved Subdivision or will notify Lender that Borrower will be marketing Units from Models owned by Borrower in the same metropolitan area as the Approved Subdivision. If Models are located in the Approved Subdivision, Borrower will grant to Lender a first priority Deed of Trust covering such Model Units which will not be subject to release, until all corresponding plan types are sold pursuant to Section 2.7.

(j) Title Policy Endorsements. If required by Lender, Borrower shall provide (i) such continuation endorsements and date down endorsements to the Title Policies, in form and substance satisfactory to Lender, as Lender determines necessary to insure the priority of the Deeds of Trust as valid first liens on the Collateral; or (ii) an unconditional and irrevocable written commitment by the Title Company to issue such endorsements. Borrower agrees to furnish to the Title Company such surveys and other documents and information as Lender or the Title Company may require for the Title Company to issue such endorsements.

(k) Improvement Districts. Without obtaining the prior written consent of Lender, Borrower will not finalize or record the inclusion of all or any part of the Collateral in any community facilities district or other improvement district that was not already a part of the Lender approval when the Collateral was placed into the Borrowing Base. Borrower will give immediate notice to Lender of any notification or advice that Borrower may receive from any municipality or other third party of any action, contract or other proceeding the purpose of which is to include all or any part of the Collateral in a community facilities district or other improvement district. Upon prior written notice to Borrower, Lender shall have the right to file a written objection to the inclusion of all or any part of the Collateral in a community facilities district or other improvement district, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such district. Should the formation of one or more improvement districts be approved by Lender, Lender shall timely subordinate its interests under this Agreement to such improvement districts on terms and conditions reasonably acceptable to Lender, including without limitation, reduction in the Collateral Value of such Approved Subdivision.

6.4 Information and Statements. Borrower and Guarantor, as the case may be, will furnish to Lender the following:

(a) Annual Statements.

(i) Borrower. Within ninety (90) days after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2006, unqualified, audited consolidated financial statements of Borrower with applicable supporting schedules, each certified by a nationally recognized independent certified public accounting firm reasonably acceptable to Lender, prepared in accordance with GAAP, including balance sheets as of the end of such fiscal year, statements of income and retained earnings, and a statement of cash flows, together with Borrower’s supplemental detailed schedule of Contingent Obligations, and setting forth in comparative form the balance sheet, income statement, retained earnings and cash flow figures for the preceding fiscal year; provided, however, Borrower will not be required to deliver separate financial statements to the extent Borrower’s financial statements are consolidated with Guarantor and Guarantor’s financial statements have been delivered to Lender pursuant to Section 6.4(a)(ii).

(ii) Guarantor. Within ninety (90) days after the close of each fiscal year of Guarantor, beginning with the fiscal year ending December 31, 2006, unqualified, audited consolidated financial statements of Guarantor with applicable supporting schedules, each certified by a nationally recognized independent certified public accounting firm reasonably acceptable to Lender, prepared in accordance with GAAP, including balance sheets as of the end of such fiscal year, statements of income and retained earnings, and a statement of cash flows, together with Guarantor’s supplemental detailed schedule of Contingent Obligations, and setting forth in comparative form the balance sheet, income statement, retained earnings and cash flow figures for the preceding fiscal year. In the event a merger or consolidation pursuant to Section 8.1 occurs, as a condition precedent to such merger or consolidation, Lender may, in its sole and absolute discretion, require that the financial statements described in this Section 6.4(a) be audited.

(b) Quarterly Financial Statements. Within sixty (60) days after the close of each quarter of each fiscal year beginning with the quarter ending June 30, 2006, internally prepared financial statements for Borrower and Guarantor with applicable supporting schedules, prepared in accordance with GAAP in each case on a consolidated and consolidating basis (as applicable), including balance sheets as of the end of such quarter, statements of income and retained earnings, a statement of cash flows and a schedule of Contingent Obligations, in each case for the portion of the fiscal year ending with such fiscal period, all certified by an authorized officer of Borrower or Guarantor. All such financial statements shall set forth in comparative form figures for the preceding year end and the corresponding period in the preceding fiscal year. All such income statements shall reflect year-to-date figures. Provided, however, Borrower will not be required to deliver separate financial statements to the extent Borrower’s financial statements are consolidated with Guarantor and Guarantor’s financial statements have been delivered to Lender pursuant to this Section.

(c) Monthly Reports. Within twenty (20) days after the close of each month, the Borrowing Base Reports and the Collateral Certificates.

(d) Annual Business Plan. Within one hundred fifty (150) days after the close of each fiscal year beginning with the fiscal year ending December 31, 2006, an updated consolidated business plan for Borrower and Guarantor for the thirty-six (36) month period following the close of each fiscal year.

(e) Sales Reports. By Friday of each week, sales reports of all Lots and Units occurring in each Approved Subdivision for the week ending two weeks prior, in form and substance satisfactory to Lender.

(f) Other Reports. As and when requested by Lender, such other periodic reports, documents, and schedules as may reasonably be requested by Lender from time to time including without limitation the most recently filed federal income tax return of Borrower and/or Guarantor.

(g) Environmental Incident Reports. As soon as possible and in any event within ten (10) days after receipt by Borrower, a copy of any written notice or claim to the effect that Borrower is or may be liable to any Person as a result of the release of any toxic or hazardous waste or substance into the environment.

(h) Financial Covenant Compliance Information. Concurrently with the delivery of the quarterly financial statements and reports required by Borrower and Guarantor pursuant to Section 6.4(b), a Compliance Certificate in the form of Exhibit B, together with detailed worksheets, schedules and calculations of Borrower and Guarantor with respect to the financial covenants, (collectively, the “Compliance Certificate”) signed by an authorized officer of Borrower or Guarantor, as applicable, certifying among other things, that (i) the information contained in and attached to the Compliance Certificate are true, correct and complete in all material respects, (ii), the financial reports delivered to Lender are true, correct and complete in all material respects, (iii) such information and reports have been prepared in accordance with GAAP, and (iv) each of the financial covenants set forth in Article 7 continue to be satisfied.

(i) Other Items and Information. Borrower shall also provide such other information concerning Borrower, the Approved Subdivisions, and the assets, business, financial condition, operations, prospects, and results of operations as Lender reasonably requests from time to time.

6.5 Law; Judgments; Material Agreements; Approvals and Permits. Borrower will comply with all laws, ordinances, regulations and rules (federal, state and local) and all judgments, orders and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower or its respective assets, businesses or operations and Borrower will comply in all material respects with all material agreements, documents and instruments to which Borrower is a party or by which Borrower is bound or affected, including without limitation the Senior Credit Facility. Borrower agrees that, except for normal construction corrections occasioning temporary noncompliance which are corrected by Borrower with diligence and without substantial expense, Borrower will comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower, any Approved Subdivisions (and any Lots and Units contained therein), any other Collateral or the other assets, business, or operations of Borrower. Borrower shall comply in all material respects with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower, or any Approved Subdivisions (and any Lots or any Units contained therein), or any of the other assets of Borrower, are bound or affected. Borrower shall also comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower, at its own respective expense, will obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by Borrower and as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

6.6 Impositions and Other Indebtedness. Except for amounts being contested as provided in clause (b) of the definition of Permitted Exceptions, Borrower will pay and discharge (i) before delinquency all Impositions affecting it or its assets; (ii) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets; and (iii) all its other Indebtedness, when due.

6.7 Assets and Property. Borrower will maintain, keep, and preserve all of its assets (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

6.8 Insurance. Borrower, at its expense, shall obtain and deliver to Lender all of the policies of insurance described in Schedule 2 attached hereto.

6.9 ERISA.

(a) Borrower and the ERISA Affiliates each will take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA, the Code and applicable foreign law until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

(b) No Plan will have any “accumulated funding deficiency” (within the meaning of Section 412 of the Code), which deficiency could, with respect to Borrower, cause a Material Adverse Change.

(c) Borrower and the ERISA Affiliates each will take and fulfill all actions and conditions necessary to maintain, and will maintain, substantial compliance of any and all employee benefit plans established or maintained, or to which contributions are made, by Borrower and the ERISA Affiliates with the requirements of ERISA and the rules and regulations adopted thereunder, in each case as in effect at the time.

(d) Borrower and each ERISA Affiliate shall continue to qualify at all times as an “operating company” pursuant to United States Department of Labor Regulation Section 2510.3-101(c), and such Persons shall otherwise act to ensure that their respective assets, are not “plan assets” of any employee benefit plan subject to the fiduciary responsibility requirements of ERISA, or, subject to receipt of prior notice by Lender’s consent thereto, such Persons shall otherwise ensure that an exemption from Section 406 of ERISA is available to cover the loan transaction with respect to each portion thereof.

6.10 Special Covenants Relating to Lots and Units.

(a) Change Orders. Borrower agrees that without Lender’s prior written consent in its absolute and sole discretion, it may not (i) amend or modify the A&D Lot Development Budget or Unit Budget, or (ii) make or permit any material amendments or modifications of the construction contracts for development of Lots, the A&D Lot Development Plans and Specifications, Units, the Unit Plans and Specifications or any other agreements, documents, or instruments relating to development of an Approved Subdivision and Units therein. Notwithstanding the provisions of this Section 6.10, Borrower shall not be required to obtain Lender’s consent to any individual amendment or modification of such construction contract(s), the A&D Lot Development Plans and Specifications, Unit Plans and Specifications, the A&D Lot Development Budget and the Unit Budget, or any other agreements, documents, or instruments relating to construction of the Approved Subdivision if the result (when aggregated with all other increases) is an increase of the A&D Lot Development Budget or the Unit Budget, as applicable, equal to or less than 5% of the total original A&D Lot Development Budget or the Unit Budget, as applicable, for the particular Approved Subdivision.

(b) Certain Information Relating to Approved Subdivision. Borrower agrees that it will provide to Lender, upon Lender’s request (i) the actual costs, expenses, and fees incurred by Borrower for labor and other work performed on the A&D Lot Improvements and Units and for materials incorporated in the A&D Lot Improvements and Units or suitably stored onsite as indicated by bills, invoices, receipts, statements, vouchers, or other written evidence satisfactory to Lender showing the costs, expenses, and fees incurred; and (ii) the amounts allocated to such labor, work, and materials in the line items in the A&D Lot Development Budget and Unit Budget multiplied by the percentage of completion of such labor, work, and materials. Materials will be “suitably” stored onsite only if they are adequately stored and safeguarded to protect against theft and damage and, if required by Lender, are insured against loss, theft, and damage under insurance policies naming Lender as loss payee and complying with the requirements of Section 6.8. Lender, in its absolute and sole discretion, may permit to be included in the Lot Collateral Value and Unit Collateral Value a portion of the costs of materials stored offsite if Borrower shall have supplied to Lender: (i) evidence satisfactory to Lender that such material is included in the coverage of the insurance policies required under Section 6.8 of this Agreement; (ii) evidence satisfactory to Lender from the seller or fabricator of such material that, upon payment, ownership thereof will vest in Borrower free of any liens or claims of third parties; (iii) evidence satisfactory to Lender that such material is satisfactorily stored to protect against theft or damage or if stored at a location other than a location owned and operated by Borrower, (iv) evidence satisfactory to Lender that such material is stored in a bonded warehouse or storage yard approved by Lender and the warehouse or yard has been notified that Lender has a security interest in the subject materials, and (v) Lender shall have received from Borrower the original warehouse receipt

(c) Cessation of Work. In the event Lender shall determine that the construction of Improvements on an Approved Subdivision is not in conformance with the Plans and Specifications for such Approved Subdivision or the terms of this Agreement, Lender shall have the right to stop said construction and order its replacement whether or not said unsatisfactory work has theretofore been incorporated into the Approved Subdivision and to withhold any further Advances until such construction is reasonably satisfactory to Lender.

6.11 Title Insurance; Title Insurance Claims. Lender may determine from time to time the allocation of title insurance between parcels of Collateral, and the amount of title insurance coverage that Borrower is required to provide pursuant to Title Policies and Lender may enter into such agreements with each Title Company as Lender reasonably deems appropriate, including, without limitation, aggregation agreements, which shall contain such terms and conditions as Lender may reasonably require. Lender may, from time to time, in its reasonable discretion, (a) require endorsements to Title Policies, including, without limitation, endorsements insuring against any mechanics’, materialmen’s, or other Liens and Encumbrances affecting the Collateral; (b) require co-insurance with respect to the Title Policies; and/or (c) disapprove title insurance companies and require that Borrower obtain Title Policies from other title insurers acceptable to Lender. Lender may require separate Title Policies with respect to each Approved Subdivision. Borrower acknowledges that pursuant to aggregation agreements, Title Policies issued by the same Title Company may be grouped together to create a single insurance coverage amount that applies to all Collateral covered by such Title Policies. If a Title Company pays any claims under any Title Policies and if Lender advises Borrower that Lender has determined that the remaining coverage is insufficient, Borrower will take any and all action necessary to cause the total coverage amount under the Title Policies to remain at or to be increased to the original liability notwithstanding the payment of such claim or claims, including, without limitation, providing any supplemental Title Policies or endorsements or reinsurance agreements if requested by Lender, the cost of which will be paid by Borrower. Upon payment of any such claims, Borrower will obtain and provide to Lender any and all documentation reasonably requested by Lender to ensure that the maximum coverage provided for hereunder will not have been diminished as a result of the payment of such claims.

6.12 Rights of Inspection; Correction of Defects.

(a) Generally. Lender and its respective agents, employees, and representatives will have the right at any time and from time to time to enter upon the Collateral in order to inspect the Collateral and all aspects thereof, at Borrower’s cost; provided, however, any Person entering upon the Collateral will observe and comply with Borrower’s safety requirements. Each Approved Subdivision and Lots therein may be inspected once each month unless Lender reasonably determines that more frequent inspections are necessary. If Lender, in its reasonable judgment, determines that any materials or work do not conform with the respective Unit Plans and Specifications or the A&D Lot Development Plans and Specifications, as applicable, in all material respects or with any applicable Requirements or are otherwise not in conformity with sound building practice, Lender will have the right to stop the work and to order replacement or correction of any such materials or work regardless of whether or not such materials or work have theretofore been incorporated in the Unit, regardless of whether Lender’s representatives have previously inspected such work or materials, and regardless of whether Lender has previously made Advances to pay for such work or materials. Borrower will promptly make such replacement or correction.

(b) No Right to Rely. All inspections by Lender or on behalf of Lender, approvals of Advance Requests by Lender and other actions by Lender in connection therewith are for the sole purpose of protecting the security of Lender and are not to be construed as a representation by Lender that there has been compliance with the Unit Plans and Specifications or the A&D Lot Development Plans and Specifications, the Loan Documents, this Agreement, the applicable Requirements, or that the Units or Lots are free of defects in materials or workmanship. No such inspections or review will limit any of the rights and remedies of Lender pursuant to this Agreement or the other Loan Documents, including, without limitation, the right to require compliance with Sections 6.10 and 6.11. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection. Based on such inspections, Lender may adjust the Eligible Collateral, Unit Collateral Values, Lot Collateral Values, Maximum Allowed Advances and other calculations pursuant to this Agreement.

(c) Inspector(s). Lender may employ outside inspectors to perform some or all of the inspection duties set forth in this Section 6.12 and may also elect to have its own employees perform some or all of such inspection duties and review the reports of outside inspectors.

(d) Miscellaneous. Any inspections or determinations made by Lender or lien waivers, receipts, or other agreements, documents, and instruments obtained by Lender are made or obtained solely for Lender’s own benefit and not in any way for the benefit or protection of Borrower. Lender may accept and rely on any information from an architect, any other Person providing labor, materials, or services for Units or Approved Subdivisions, Borrower or any other Person as to labor or materials furnished or incorporated in the Units or the Approved Subdivisions and the cost and payment therefor and as to all other matters relating to construction of the Units and the A&D Lot Improvements without the necessity of verifying such information. Lender will have no obligation to Borrower to ensure compliance by contractor, engineer, or any other Person in carrying out construction of the Units or A&D Lot Improvements.

6.13 Verification of Costs. Lender will have the right at any time and from time to time to review and verify all costs, expenses, and fees in each Unit Budget and each A&D Lot Development Budget. Based on its review and verification of costs, expenses, and fees in each Unit Budget and each A&D Lot Development Budget, Lender will have the right to (a) adjust any and all such budgeted amounts for purposes of determining Collateral Values of Eligible Collateral and (b) reduce or increase the applicable Collateral Values.

6.14 Use of Proceeds of Advances. Borrower will use proceeds of Advances only for the purposes described in Section 2.2(c).

6.15 Further Assurances. Borrower will promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Lender may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Lender in the Collateral and the rights and remedies of Lender under this Agreement and the other Loan Documents. Without limiting the foregoing, to the extent that Lender determines from time to time that additional Deeds of Trust, amendments to Deeds of Trust, financing statements, subordinations, and other documents are required in order to perfect all Liens and Encumbrances in favor of Lender, and cause all Collateral encumbered by any of the Deeds of Trust to be subject only to Permitted Exceptions, Borrower will execute and deliver such documents, instruments and other agreements as Lender may request.

6.16 Costs and Expenses of Borrower’s Performance of Covenants and Satisfaction of Conditions. Borrower will perform all of its obligations and satisfy all conditions applicable to it under this Agreement and the other Loan Documents at its sole cost and expense.

6.17 Notices with Respect to any Approved Subdivision. Borrower will deliver to Lender within ten (10) Business Days of receipt any notice of default, non-compliance, suspension, termination or any other notice with respect to any Approvals and Permits, contracts, agreements, bonds (i.e., performance bonds, completion bonds or payment bonds), letters of credit, or with respect to any Permitted Exceptions related to any Approved Subdivision, or any off-site improvements related to any Approved Subdivision, including without limitation, any such notice with respect to any subdivision improvement agreement.

6.18 Notification of Certain Matters. Borrower will promptly disclose to Lender the occurrence of (a) any default by Borrower under or pursuant to the terms and conditions of any Indebtedness for borrowed money owed by Borrower to any Person, whether now existing or hereafter arising; (b) the occurrence of any event or other circumstance of which Borrower has knowledge and that with the giving of notice or the passage of time would constitute a default referred to in clause (a) above; (c) any Material Adverse Change; and (d) any change in the Requirements of any Governmental Authority that would materially and adversely affect Borrower’s ability to develop Approved Subdivisions and Units or sell Units or Lots or the cost of construction thereof. Borrower further covenants to keep Guarantor informed of Borrower’s financial condition and business operations, the condition and use of the Collateral, and all other circumstances which may affect Borrower’s ability to pay or perform its obligations under the Loan Documents to which it is a party.

6.19 Maintain Business.

(a) Maintain Business. Borrower shall continue to engage primarily in the business being conducted by Borrower as of the date of this Agreement at all times during the term of the Loan.

(b) Trade Names. At the request of Lender from time to time, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names or fictitious business names under which Borrower intends to operate any Collateral or any business located thereon and representing and warranting that Borrower does business under no other trade names or fictitious business names with respect to any Collateral. Borrower shall immediately notify Lender in writing of any change in said trade names or fictitious business names, and will, upon request of Lender, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

(c) Separate Records. Borrower will maintain and prepare all of its books, records, financial statements, financial reports and bank accounts separate from those of its Affiliates, any constituent party and any other person or entity, and Borrower will file its own tax returns unless required otherwise by applicable law. Borrower shall maintain its books, records and resolutions and agreements as official records.

(d) Separate Entity. Borrower will at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of the Borrower or any constituent party of the Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate invoices and checks.

ARTICLE 7

FINANCIAL COVENANTS

The following financial covenants shall be applicable to WLH until this Agreement has terminated or expired, the Loan has been paid in full, and all other Obligations are paid and performed in full and all obligations of Lender arising under the Loan Documents have terminated:

7.1 Minimum Tangible Net Worth Covenant. WLH will maintain, on a consolidating basis, a minimum Tangible Net Worth equal to or greater than: (a) $357,800,000.00 plus (b) fifty percent (50%) of WLH’s quarterly Net Income on a cumulative basis commencing as of March 31, 2006.

7.2 Leverage Ratio. WLH will maintain, on a consolidating basis, at all times a ratio of (a) Total Liabilities to (b) Tangible Net Worth that is equal to or less than 3.25 to 1 as of the Effective Date and at all times thereafter. As used herein, the term “Total Liabilities” shall mean the total book value of WLH’s assets less (i) Tangible Net Worth (ii) “off balance sheet” liabilities complying with Financial Accounting Standards Board Financial Interpretation Number 46, and (iii) minority interests in WLH consolidated entities, all as determined in accordance with GAAP.

7.3 Interest Coverage Ratio. As of the Effective Date and at all times thereafter, WLH will at all times, maintain, on a consolidating basis, an interest coverage ratio of (a) EBITDA to (b) Interest Incurred which is equal to or greater than 2.0 to 1 on a rolling four-fiscal quarter basis, as determined as of the end of each fiscal quarter of WLH.

7.4 Minimum Liquidity. WLH shall maintain, on a consolidating basis, at all times minimum Available Liquidity which is equal to or greater than Ten Million Dollars ($10,000,000).

7.5 Conformance to GAAP; Consolidation. Except to the extent specifically provided otherwise, all financial covenants and WLH’s compliance therewith shall be determined in conformance to GAAP (including requirements that assets be valued at the lower of cost or market value). Any other provision of this Agreement to the contrary notwithstanding, all Financial Covenant tests will be measured and determined on a consolidated basis. Lender shall test compliance with the Financial Covenants set forth in this Section on a quarterly basis beginning with the quarter ending June 30, 2006, and Borrower shall provide Lender with a Compliance Certificate with respect thereto in accordance with Section 6.4(h).

ARTICLE 8

NEGATIVE COVENANTS

The following negative covenants shall be applicable to Borrower until this Agreement has terminated or expired, all obligations of Lender arising under the Loan Documents have terminated, the Loan has been paid in full, and all other Obligations are paid and performed in full:

8.1 Fundamental Changes. Neither Borrower nor any Guarantor shall dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets of or ownership interest in any Person; provided, however, that the foregoing shall not operate to prevent a transaction otherwise prohibited pursuant to this Section 8.1 but that results in all Obligations being paid and performed in full and the termination of this Agreement and the commitment of Lender to make Advances of the Loan.

8.2 Prohibition on Sales of Assets; Transfers. Except for the provisions set out in Section 2.7 or with respect to any Permitted Transfer, Borrower shall not convey, sell, lease, encumber, Transfer or otherwise dispose of to any Person, in one transaction or a series of transactions, any portion of any Approved Subdivision or all or substantially all of its business or property. In addition, Borrower shall not convey, sell, lease, encumber, Transfer or otherwise dispose of to any of its Affiliates, in one transaction or a series of transactions, any of its business or property if the effect of such transaction would be to cause Borrower to violate the Financial Covenants or would otherwise cause or contribute to a Material Adverse Change. However, the restrictions in this Section 8.2 do not preclude the Liens and Encumbrances created pursuant to this Agreement and the other Loan Documents.

8.3 Prohibition on Amendments to Organizational Documents. Borrower shall not amend, modify, restate, supplement, or terminate its Organizational Documents, including without limitation, its articles of incorporation or bylaws, if such change would result in a Material Adverse Change or would result in a violation of any of the representations, warranties, or covenants set forth in any Loan Document.

8.4 Lines of Business. Borrower (directly or through any subsidiaries or other Persons) shall not engage to any substantial extent in any line or lines of business activity other than (a) the business of acquiring, entitling, developing, constructing, marketing and selling Subdivisions (and Lots and Units contained therein); (b) any business directly related thereto; (c) other lines of business actively engaged in as of the date hereof; and (d) other lines of business related to homebuilding that have been previously approved in writing by Lender in its reasonable discretion. Borrower will not cease to engage in the business of entitling and selling Subdivisions (and the Lots contained therein).

8.5 Distributions. No Distribution by Borrower or Guarantor shall be made or accepted by any Person at any time if, after giving effect to such Distribution, (i) Borrower or Guarantor would be rendered insolvent (either based on its Indebtedness exceeding its Tangible Net Worth or its inability to pay its debts as they become due), (ii) Borrower would be unable to make the required payments under the Loan Documents or otherwise perform its Obligations, (iii) such Distribution would otherwise result in a Material Adverse Change or (iv) after giving effect to such Distribution, any of the Financial Covenants would be violated.

8.6 Secondary Financing. Borrower shall not permit secondary financing on any of the Approved Subdivisions (or the Lots and Units therein), or any financing or Liens and Encumbrances with respect to any Ownership Interest in Borrower (excluding the granting of a security interest therein in favor of Lender pursuant to this Agreement), without the Lender’s prior written consent, which consent Lender may withhold in it sole discretion. Lender shall not consider any request for secondary financing with respect to any Approved Subdivision unless the proposed secondary financing is provided by a lender acceptable to Lender and the terms and conditions of that proposed secondary financing are acceptable to Lender, including without limitation: (a) requirement of full Lien and payment subordination by such secondary lender; (b) requirement that no payments may be received by such lender in the event of an Unmatured Event of Default or Event of Default with respect to the Loan; (c) requirement that such lender must unconditionally release its lien against the Collateral upon demand by lender notwithstanding the failure of such lender to receive any payment with respect to such release; (d) an agreement by such lender to a prohibition against lender declaring a default or otherwise pursuing any remedy against Borrower or the subject Collateral until such time as the Loan has been paid in full and the Commitment terminated; (e) requirement that seller financing shall be subject to a subordination and intercreditor agreement acceptable to Lender; and (f) requirement that all rights of repurchase, profit participation agreements, development agreements and CC&Rs shall be subordinated to the Deeds of Trust with subordination agreements acceptable to Lender.

8.7 Transactions with Affiliates. Other than arrangements and contracts in existence as of Effective Date and that have been disclosed to Lender in writing, Borrower will not enter into, or cause, suffer, or permit to exist, any arrangement or contract with any of its Affiliates, including, without limitation, any management contract, unless such transaction is on terms that are no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arms’ length basis from a Person that is not an Affiliate.

ARTICLE 9

EVENTS OF DEFAULT

9.1 Events of Default. Each of the following (each, an “Event of Default”) will be an event of default which entitles Lender to exercise all of its rights and remedies under this Agreement, the other Loan Documents, and at law, including without limitation, the rights and remedies in Section 9.2:

(a) Payments.

(i) Failure to Pay Principal and Interest. Failure by Borrower to pay to Lender any interest payments within five (5) days after the same becomes due under this Agreement or any other Loan Document or the failure of Borrower to pay to Lender any principal payments as and when due (after expiration of all applicable notice and grace periods), including without limitation, any payment required pursuant to Section 2.4(b).

(ii) Failure to Pay at Maturity. Failure to pay all Obligations, including all outstanding principal amounts, accrued but unpaid interest, Other Amounts, and any other amounts which may be due pursuant to this Agreement or any other Loan Document, in full on the Maturity Date.

(iii) Other Payments. Failure by Borrower to pay any amount (other than those payments identified in this Section 9.1) when due under this Agreement or any other Loan Document or, if not otherwise stated when due, the expiration of ten (10) days after written notice of such failure by Lender to Borrower.

(b) Specified Defaults. Failure of Borrower or Guarantor, as applicable, to comply with the requirements set forth in the following Sections: (i) Section 6.4 (financial reporting requirements), (ii) Article 7 (financial covenants); or (iii) and the negative covenants of Article 8; provided, however, in the event Lender determines that any default by Borrower of the foregoing sections is curable by Borrower, then Borrower shall have fifteen (15) days after written notice from Lender thereof to cure such default.

(c) Other Loan Documents. The occurrence of an Event of Default (after expiration of the applicable notice and cure periods) pursuant to any other Loan Document.

(d) Other Defaults With Respect to Loans. Failure of Borrower or Guarantor (or any other Person who may be obligated with respect thereto pursuant to any Loan Document) to perform any obligation, or to comply with any term, condition or covenant applicable to such Person in this Agreement or any other Loan Document and not otherwise constituting an Event of Default, and the expiration of thirty (30) days after written notice of such failure is given by Lender to Borrower without such failure being cured; provided, however, that if (i) such failure cannot be remedied by the payment of money and cannot be remedied within such thirty (30) day period (as determined by Lender), (ii) Borrower promptly commences and diligently pursues at all times to remedy such failure, and (iii) such failure does not otherwise constitute a Material Adverse Change pending such cure (as determined by Lender), then Borrower shall have an additional period of time, not to exceed sixty (60) days, within which Borrower may remedy such failure.

(e) Representations and Warranties. Any representation or warranty set forth in this Agreement or the applicable Loan Documents or otherwise provided to Lender in connection with this Agreement or the Loan is materially incomplete, incorrect or misleading as of the date made or renewed.

(f) Failure to Maintain Insurance. Any of the insurance coverages required pursuant to Section 6.8 lapses or expires without being replaced by other insurance policies that comply with Section 6.8 prior to such lapse or expiration.

(g) Insolvency. Borrower or Guarantor, or any other Person who may become obligated under any Loan Document; (i) is unable or admits in writing its inability to pay its monetary obligations as they become due; (ii) makes a general assignment for the benefit of creditors; or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee (other than a trustee under a deed of trust), receiver, or other custodian with respect to any material portion or all of the property of Borrower or Guarantor, or in the absence of such application, consent, or acquiescence by Borrower or Guarantor, a trustee, receiver, or other custodian is appointed for Borrower or Guarantor or any or all of the property of Borrower or Guarantor.

(h) Bankruptcy. Commencement of any case under the Bankruptcy Code (Title 11 of the United States Code, as may be amended or replaced by similar laws governing federal insolvency proceedings) or commencement of any other bankruptcy, arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Borrower or Guarantor; provided, however, with respect to any involuntary proceeding not initiated by any Person affiliated directly or indirectly with Borrower or Guarantor, including, without limitation, any Affiliate of Borrower or Guarantor, such commencement will not be an Event of Default so long as Borrower or Guarantor is in good faith contesting such involuntary proceeding, no order for relief has been entered against it, and such proceeding is dismissed within ninety (90) days after the commencement thereof.

(i) Material Adverse Change. Lender determines in good faith that a Material Adverse Change has occurred and is continuing twenty (20) days after written notice thereof by Lender.

(j) Dissolution, etc. Except as otherwise permitted pursuant to Section 8.1, the dissolution or liquidation of Borrower or Guarantor or the taking of any action by Borrower or Guarantor toward a dissolution or liquidation of Borrower or Guarantor.

(k) Foreclosure Proceedings. Filing of any foreclosure proceeding, giving notice of a trustee’s sale, or any other action by any Person, other than Lender, to realize upon any of the Collateral under any Lien or Encumbrance on any or all of the Collateral,

regardless of whether such Lien or Encumbrance is a Permitted Exception and regardless of whether junior or senior to the Security Instrument.

(l) Judgments. Any judgment or order for the payment of money that would result in a Material Adverse Change as determined by Lender, if rendered against Borrower or Guarantor and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) such judgment or order is not vacated, stayed, satisfied, discharged or bonded pending appeal within thirty (30) days from the entry thereof.

(m) [Intentionally omitted.]

(n) Claims. Borrower or any other Person on behalf of Borrower claims that this Agreement or any Loan Document is not legal, valid, binding, and enforceable against Borrower, that any lien, security interest, or other encumbrance securing any of the obligations under this Agreement or the other Loan Documents is not legal, valid, binding, and enforceable, or that the priority of any lien, security interest, or other encumbrance securing any of the obligations in this Agreement or the other Loan Documents is different than the priority represented and warranted in this Agreement or the other Loan Documents.

(o) Title Insurance. (i) If any Title Insurance Policy issued (A) reflects Liens or Encumbrances that are not Permitted Exceptions and were not otherwise approved in writing by Lender and such Liens or Encumbrances are not removed within thirty (30) days after written demand by Lender, (B) fails to contain endorsements requested by Lender and such endorsements are not included within thirty (30) days after written demand by Lender, or (C) is not issued to Lender within thirty (30) days after the Subdivision becomes an Approved Subdivision, or (ii) a Title Insurance Company becomes insolvent, bankrupt or otherwise unable to pay claims and the affected Title Insurance Policy is not replaced with another Title Insurance Policy approved by Lender within thirty (30) days after written demand by Lender therefor.

(p) Environmental Laws. Borrower shall (i) be the subject of any proceeding or investigation pertaining to the release by Borrower or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Change.

(q) Injunction. Any Person shall obtain an order or decree in any court of competent jurisdiction (a) enjoining or delaying the construction of the Improvements; or (b) enjoining or prohibiting the Lender, any of the Lender or Borrower from carrying out the terms and conditions of any of the Loan Documents; in either case, if such order or decree is not vacated or stayed within thirty (30) days after the filing thereof.

(r) Forfeiture of Collateral. Formal charges are filed against Borrower or any other Person under any federal, state, or municipal statute, law, or ordinance for which forfeiture of any of the Collateral is a potential penalty, or any Collateral is in fact so seized or forfeited (whether directly or as result of seizure or forfeiture of any Ownership Interest in Borrower).

(s) Assignment. Borrower assigns this Agreement, any of the other Loan Documents, any Advance or any right to receive an Advance under this Agreement without the prior written approval of Lender.

(t) Cross-Default. Any default (after expiration of all applicable notice and cure periods) by Borrower or any Guarantor with respect to any loan, credit facility, credit extension or other financial accommodation of Lender (or any Affiliate of Lender) to such Person, whether as an agent or as a lender, including without limitation, any corporate credit facility (secured or unsecured) in which Lender or any Affiliate of Lender has acted as an agent or has participated as a lender thereunder.

(u) Cessation of Work. Work shall cease on any Units, specifically including stoppage by Lender under the terms of this Agreement, or for any reason whatsoever, for fifteen (15) consecutive calendar days or for any thirty (30) “working” days within any sixty (60) “working” day period (“working” days are days other than Saturdays, Sundays and legal holidays in the State of California);

9.2 Remedies. Upon the occurrence of any Event of Default (after the expiration of any applicable notice and cure periods) and at any time thereafter, for so long as such Event of Default is continuing:

(a) Termination of Commitments. If any Event of Default described in Sections 9.1(g) or (h) occurs with respect to Borrower, the obligations of Lender to make Loans hereunder shall automatically terminate without any election or action on the part of the Lender. If any other Event of Default occurs, Lender may cause or declare any commitment of Lender to make Advances to be suspended or terminated, whereupon any obligation to make further Advances will immediately be suspended or terminated.

(b) Acceleration. If any Event of Default described in Sections 9.1(g) or (h) occurs with respect to Borrower, the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Event of Default occurs, Lender may declare an Event of Default and/or declare any or all of the Obligations to be immediately due and payable in full, whereupon all of the principal, interest and other Obligations will forthwith become due and payable in full without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

(c) Delivery of Contracts, etc. Borrower will, upon request of Lender, deliver to Lender all surveys, plans and specifications, building permits, construction contracts and subcontracts, plats and other maps, lien releases, subdivision reports, annexation documents, declarant’s rights, marketing material and other documents, permits, licenses and contracts which are necessary to complete development, construction, marketing and sale of the Lots, and Borrower will, on request of Lender, assign to Lender such of Borrower’s rights thereunder as Lender may request.

(d) Enforcement of Rights. Lender may enforce any and all rights and remedies under this Agreement and the other Loan Documents, the Security Instruments and all other documents delivered in connection therewith and against any or all Collateral and may pursue all rights and remedies available at law or in equity, including without limitation, foreclosure with respect to any and all of the Collateral, and Borrower acknowledges and agrees that the Collateral located within the State of California constitutes mixed collateral under Section 9604 of the California Commercial Code, that Lender may foreclose upon same in such order and priority as Lender determines.

(e) Receivers. Without limiting any other rights and remedies to which they are entitled, Lender may, at its option, without notice to Borrower and without regard to the adequacy of the Collateral for the payment of the Obligations, appoint one or more receivers of the Collateral, and Borrower does hereby irrevocably consent to such appointment, with such receivers having all the usual powers and duties of receivers in similar cases, including the full power to maintain, sell, dispose and otherwise operate the Collateral upon such terms that may be approved by a court of competent jurisdiction.

(f) Payments. Lender may direct all escrow companies and closing lenders to pay over to Lender directly all moneys to which Borrower is entitled and held by such parties in pending escrows.

9.3 Collateral Protection; Completion of Construction. Lender may at any time, but will not be obligated to, make Protective Advances which will be deemed to be Advances hereunder. In addition, Lender may take all action necessary to complete the construction of any improvements and expend all sums necessary therefor. Lender may, but will not be obligated to, make Advances from time to time to pay all costs and expenses of such completion. All amounts so Advanced will be immediately due and payable by Borrower and will be added to the outstanding principal amount of all Advances. Lender will have no duty to account to Borrower for any expenditures they may incur in furtherance of their rights under this Section 9.3.

9.4 Secured by Collateral and Security Instruments. All Protective Advances, all other Advances by Lender , and all other charges, costs and expenses, including reasonable outside attorneys’ fees, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, the Security Instruments or any other Loan Document, or in the enforcement hereof, or in the protection of the Collateral or the completion of the Collateral, together with interest thereon at the Interest Rate, prior to the occurrence of an Event of Default or Unmatured Event of Default, and at the Default Rate thereafter, from the date advanced, paid or incurred until repaid shall be secured by each Security Instrument and each other Loan Document. Any Protective Advance will only occur through Lender or at Lender’s direction and will not be funded directly to Borrower or any of its Affiliates by Lender. Notwithstanding the foregoing, each Protective Advance and the charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, the Security Instruments or any other Loan Document or in the enforcement thereof or in the protection of the Collateral or the completion of Collateral shall be charged to Borrower pursuant to Section 2.5.

9.5 Multiple Real and Personal Property Security. Borrower (and any Guarantor by execution of a Guaranty) hereby acknowledges and agrees that: (a) Lender is extending credit based upon both the financial statements of WLH and any such Guarantor and the values of the Collateral and that the Collateral may be located in different jurisdictions; and (b) from and after any Event of Default, Lender will be allowed, to the greatest extent permitted by applicable law, including the laws of the jurisdiction set out in Article 13, to pursue and realize all of the remedies available to it under any of the Loan Documents, at law, in equity, or otherwise, and simultaneously or consecutively, under any portion or all of the Collateral, in the sole discretion of Lender, including, without limitation, commencement of one or more actions in one or more jurisdictions for repayment of all or portions of the Obligations, for the separate or simultaneous sale or foreclosure of the Collateral or portions thereof, for the obtaining of judgments and/or deficiency judgments, for the seeking of injunctive relief and receiverships, and for maximum access to and realization from the Obligations and Collateral or portions thereof in such manner as Lender may deem in the interest of the Lender, and Borrower (and any Guarantor by execution of a Guaranty) hereby waive any requirement that any deficiency judgment proceeding be initiated or completed with respect to any other property constituting Collateral as a condition to commencing any enforcement proceeding against any party or any particular item of Collateral. Borrower (and any Guarantor by execution of a Guarantor) hereby expressly acknowledge and agree that various consents, waivers, agreements and limitations set forth in any of the Loan Documents, including the Security Instruments, were granted in recognition of the foregoing, and that all such waivers, consents and agreements will apply to each other Loan Document as though set forth therein. In addition to any other consents, waivers, agreements and limitations set forth in any of the Loan Documents, and without limiting the foregoing, Borrower (and any Guarantor by execution of a Guaranty) agree that, to the maximum extent permitted by applicable law, Lender may foreclose on and/or sell all properties serving as Collateral and located in the same state in any one or more counties where any of the properties in that state are located; any personal property located on real property encumbered by any Security Instrument may be foreclosed upon in the manner provided for, simultaneously with, or separate from, and as a part of the proceeding for foreclosure of the real property or in a separate proceeding; and Borrower (and any Guarantor by execution of a Guaranty) hereby waive, to the full extent permitted by law, the benefits of any “one-action rule” of any state which may be applicable to it or to any of the Collateral and hereby waive marshaling of assets for themselves and all other parties claiming by, through or under them.

9.6 Right of the Lender to Take Certain Actions; Power of Attorney. Without in any way limiting the Lender’s other rights and remedies under this Agreement and the other Loan Documents, Borrower hereby constitutes and appoints the Lender, or independent contractors selected by the Lender, as its true and lawful attorney-in-fact with full power of substitution, for the purposes of completing, securing, winterizing, preserving, protecting and otherwise acting with respect to the Approved Subdivisions and the Collateral, and of performing Borrower’s obligations under this Agreement and the other Loan Documents, in the name of Borrower, and hereby empowers said attorney-in-fact to enter onto the Approved Subdivisions and the Improvements to do any or all of the following, upon the occurrence of an Event of Default:

(a) To use any of the funds of Borrower, including any unused portion of the Aggregate Commitment, and any funds which may be held by the Lender under this Agreement or the other Loan Documents (including any impositions impounds, insurance impounds, loan balancing payments, insurance proceeds, condemnation proceeds or any other funds or amounts) for the purpose of effecting both substantial completion and final completion of the Improvements;

(b) To make such additions, changes and corrections in the Plans and Specifications and the other construction, development and project documents for each Approved Subdivision as shall be necessary or desirable to both Substantially Complete and finally complete the Improvements to the satisfaction of the Lender;

(c) To employ any contractors, subcontractors, agents, architects and inspectors required for said purposes;

(d) To employ attorneys to defend against attempts to interfere with the exercise of power granted hereby;

(e) To pay, settle or compromise all existing bills and claims which are or may be liens against the Approved Subdivisions and the Improvements or may be necessary or desirable for such completion of the Improvements or clearance of objections to or encumbrances on title;

(f) To execute all applications and certificates in the name of Borrower, which may be required by any general contract, any subcontract or any other construction, development and project documents;

(g) To prosecute and defend all actions or proceedings in connection with the Approved Subdivisions and to take such action, require such performance and do any and every other act as is deemed necessary with respect to such completion of the Improvements which Borrower might do on its own behalf;

(h) To terminate any of the construction, development and project documents or other contractual arrangements with respect to any and all Approved Subdivisions and to let new or additional contracts with the same contractor(s) or others to the extent not prohibited by their existing contracts;

(i) To employ watchmen and erect security fences to protect the Approved Subdivisions from injury; and

(j) To take such action and require such performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction.

It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until the repayment in full in cash of the Obligations and the termination of the Commitments. Borrower acknowledges that the Lender may (but is not obligated to) exercise any of the foregoing powers. All sums expended by the Lender for the foregoing purposes, or in the exercise of the foregoing rights and remedies (including attorneys’ fees and costs), shall be deemed to have been disbursed to and borrowed by Borrower and shall be evidenced and secured by the Loan Documents and all Collateral from time to time securing the Obligations.

9.7 Other Actions By Lender. Without in any way limiting Lender’s rights and remedies under this Agreement and the other Loan Documents, after an Event of Default, Lender may (but is not obligated to), and without releasing Borrower from any of its Obligations, make any payment or perform any act, covenant or condition that Borrower is required to pay or perform under any of the Loan Documents, in such manner and to such extent it may deem necessary or appropriate. In connection therewith, the Lender may (but is not obligated to):

(a) Enter upon and take possession of any or all of the Approved Subdivisions;

(b) Take such action that it may consider necessary or appropriate to keep any or all of the Approved Subdivisions and the Improvements in good condition and repair;

(c) Appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of the Lender;

(d) Satisfy any Lien or Encumbrance or alleged Tax, Other Tax, Lien or Encumbrance whether superior or junior to this Agreement; and

(e) In exercising such powers, pay necessary expenses (including attorneys’ fees and the fees of other necessary or desirable consultants). All sums expended by the Lender for the foregoing purposes, or in the exercise of the foregoing rights and remedies (including attorneys’ fees and costs), shall be deemed to have been disbursed to and borrowed by Borrower and shall be evidenced and secured by the Loan Documents and all Collateral from time to time securing the Obligations.

9.8 Application of Payments After Default. From and after the date on which the Lender has taken any action pursuant to this Article 9 and until all of the Obligations have been paid in full, any and all proceeds or other funds received by the Lender from (i) Borrower or any other Person, (ii) any sale or other disposition of any Collateral, or any part thereof, or (iii) the exercise of any other right or remedy by the Lender, shall, in each case, be applied as follows:

(a) First, to pay late charges and to pay or reimburse Lender for out-of-pocket costs, expenses and disbursements (including (i) attorneys’ fees and legal expenses actually incurred by the Lender in connection with exercising their rights and remedies, realizing on any Collateral or collecting any Obligations and (ii) Advances or disbursements made subsequent to an Event of Default (and subsequent to the obtaining of title to any or all of the Approved Subdivisions or any other Collateral by the Lender), by the Lender pursuant to the terms of this Agreement or any of the other Loan Documents);

(b) Second, to the repayment of all of the Obligations in any order determined by the Lender; and

(c) The balance, if any, as required by law.

9.9 No Lender Obligations. If the Lender elects, as provided elsewhere in this Article 9, to continue with the construction of the Improvements, the Lender will not assume any liability to Borrower or any other Person for completing the Improvements or for the manner or quality of construction of the Improvements and Borrower expressly waives any such liability, except to the extent that such liability shall be caused directly by the gross negligence or willful misconduct of the Lender.

9.10 Cumulative Remedies. All of the rights and remedies under this Agreement and the other Loan Documents shall be cumulative and non-exclusive, to the extent permitted by law, and may be exercised successively, concurrently or in any order as the Lender shall elect.

9.11 Preservation of Rights. No disbursement of Advances shall constitute a waiver of: (a) any conditions to Lender’s obligation to make further Advances; or (b) any Unmatured Event of Default or Event of Default that exists at the time such Advance is made; nor shall any such Advances have the effect of precluding the Lender from thereafter (i) declaring that any inability of Borrower to satisfy such conditions constitutes an Unmatured Event of Default or Event of Default or (ii) exercising its rights and remedies under this Agreement or the other Loan Documents due to any such Event of Default. No delay or omission of the Lender to exercise any rights or remedies under the Loan Documents shall impair such rights or remedies or be construed to be a waiver of any Event of Default or Unmatured Event of Default or an acquiescence therein. Any single or partial exercise of any right or remedy by the Lender under this Agreement or the other Loan Documents shall not preclude other or further exercises thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing and signed by the Lender, and then only to the extent such writing expressly provides therefor. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

ARTICLE 10

[INTENTIONALLY DELETED]

ARTICLE 11

MISCELLANEOUS

11.1 Survival of Representations. All representations and warranties of Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

11.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

11.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

11.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among Borrower, Guarantor and Lender and supersede all prior agreements and understandings among Borrower, Guarantor and Lender relating to the subject matter thereof

(other than those contained in the fee letter agreement dated as of even date herewith by and among Borrower and Lender, which shall survive and remain in full force and effect during the term of this Agreement).

11.5 Lender Successors and Assigns; Participations. At any time either concurrently with or subsequent to the execution and delivery of this Agreement by Lender, Lender may assign to one or more banks or other financial institutions (provided any such assignee is an Affiliate of Lender), portions of its rights and obligations as a Lender under this Agreement, provided, however, that (a) each such assignment shall be of a constant, not a varying, percentage of all rights and obligations under this Agreement, and (b) the parties to each such assignment shall execute and deliver to Lender, for its acceptance such assignment documents as Lender may require. Upon such assignment, and, to the extent that rights and obligations under this Agreement have been assigned, the assignee shall have the rights and obligations of Lender under the Loan Documents and Lender shall be relieved of such obligations. Lender may also transfer to an Affiliate or Affiliates of Lender interests by way of participations; provided, in each case (i) such selling party’s obligations to Borrower under this Agreement and the Loan Documents shall remain unchanged; (ii) such selling party shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) parties to this Agreement and the Loan Documents shall continue to deal solely and directly with such selling party in connection with such selling party’s rights and obligations under this Agreement and the Loan Documents. In order to facilitate such assignments and participations, Lender may disclose to each prospective and actual assignee or participant any and all documents and information relating to the Loan, and Borrower shall execute such further documents, instruments or agreement as Lender may reasonably require.

11.6 Expenses; Indemnification.

(a) Borrower shall reimburse Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for Lender, which attorneys may be employees of Lender) paid or incurred by Lender in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse Lender, for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for Lender, which attorneys may be employees of Lender) paid or incurred by Lender, in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the Deeds of Trust, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence.

(b) In addition, Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan or the construction of the Improvements, including any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, documentation and processing fees, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds, fees for any Appraisal, updated Appraisal and appraisal review, fees for market or feasibility studies required pursuant to the Loan Documents and costs, fees and expenses incurred in collecting the Obligations, realizing upon the Collateral and operating and selling any of the Approved Subdivisions after title thereto has been taken by the Lender, or by an entity controlled or owned by the Lender. Borrower and the Lender hereby authorize the Lender to make Advances to pay all such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount. Lender may make such Advances notwithstanding the fact that an Unmatured Event of Default or Event of Default exists. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for the Lender to make such Advances. However, the provision of this Section shall not prevent Borrower from paying such expenses, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Borrower’s obligation regardless of whether or not Borrower has requested and met the conditions for an Advance. The obligations on the part of Borrower under this Section shall survive the payment of the Obligations and the termination of this Agreement.

(c) Borrower hereby further agrees to indemnify the Lender, its respective Affiliates, and its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

(d) Without in any way limiting the foregoing, to the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless Lender, and its directors, officers, employees, successors and assigns for, from and against any and all liability, expense or damage of any kind or nature, and for, from and against any suits, claims or demands, including legal fees and expenses on account of or arising out of: (i) this Agreement or the Loan Documents or otherwise in connection herewith or in connection with the Approved Subdivisions, the Improvements, any Collateral or any Obligation, including any suit, claim or demand arising out of the removal of, or failure to remove, any and all nuclear, toxic, radioactive or other hazardous waste from any of the Approved Subdivisions; (ii) any applicable CC&Rs, including any suit, claim or demand that Borrower or any other person has violated or failed to comply with any such CC&Rs; (iii) any applicable approvals by any Governmental Authority, including any suit, claim or demand that seeks to challenge any approval (including zoning approvals)

issued or granted by any such Governmental Authority with respect to any of the Approved Subdivisions; and (iv) any matter arising from or related to the construction of the Improvements, any general contractor, any construction contractor, any subcontractor or any other person providing labor, services or materials with respect to the Approved Subdivisions, including any suit, claim or demand that the Lender is obligated to make any Advances to or for the benefit of any such Person. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel satisfactory to the Lender. Lender may also require Borrower to so defend the matter. The obligations of Borrower under this Section 11.6 shall survive the termination of this Agreement.

11.7 [Reserved]

11.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

11.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

11.10 Nonliability of Lender. The relationship between Borrower on the one hand and the Lender on the other hand shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to Borrower. Lender undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. Lender, shall have no liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Lender shall have no liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

11.11 Confidentiality. Lender agrees to hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to Lender, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which Lender is a party, (vi) to Lender’s direct or indirect contractual counterparties or possible counterparties in Rate Management Agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) to participants or possible participants in the Loan, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

11.12 Nonreliance. Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

11.13 Disclosure. Borrower and Lender hereby acknowledge and agree that Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower and its Affiliates.

11.14 Authority to File Notices. Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that the Lender considers necessary or desirable to protect the Collateral should (a) Borrower fail to file for record such documents within ten (10) Business Days after Borrower’s actual receipt of Lender’s written request for Borrower to so act, and (b) such filing be lawful.

11.15 Inconsistencies with the Loan Documents. In the event of any inconsistencies between any terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

11.16 Lender Determination of Facts. Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition, term or requirement of this Agreement.

11.17 Incorporation of Preamble, Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated in to this Agreement.

11.18 Third-Party Consultants. Lender may hire such third-party consultants as it deems necessary, the costs of which shall be paid by Borrower, to provide the following services: (a) review Plans and Specifications, the Budget, construction cost breakdowns, the construction Schedule and all other construction, development and project documents for each Approved Subdivision; (b) conduct compliance inspections with respect to the progress of construction in each Approved Subdivision and approve each element of a request for disbursement relating to construction costs; and (c) perform such other services as may, from time to time, be reasonably required by the Lender. The obligation on the part of Borrower to pay the amounts required pursuant to this Section shall survive the repayment of the Obligations and the termination of this Agreement. Borrower hereby authorizes the Lender to pay such expenses, charges, costs and fees at any time by a making an Advance.

11.19 Disclaimer by the Lender. Lender shall not be liable to any general contractor or any construction contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with any of the Approved Subdivisions or the Improvements. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against any Approved Subdivision or any other Collateral. No Borrower is nor shall it be an agent of the Lender for any purpose. Lender is not a joint venture partner with Borrower or with its respective partners, members, managers or shareholders in any manner whatsoever. Lender shall not be deemed to be in privity of contract with any contractor or provider of services or materials to any of the Approved Subdivisions nor shall any payment of funds directly to any such Person, including without limitation, a general contractor, any construction contractor, subcontractor or other provider of services or materials, be deemed to create any third party agent status or recognition of same by the Lender. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

11.20 Waiver of Recovery. Borrower waives any and all right to claim or recover against Lender, its respective successors and assigns and its respective directors, officers, employees, agents and representatives, for any loss of or damage to Borrower, the Approved Subdivisions, the Improvements, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against by this Agreement, unless directly or indirectly attributable to the gross negligence or willful acts of the party seeking such waiver.

11.21 No Set-Off. All Obligations shall be paid by Borrower without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any taking of the Approved Subdivision or any part thereof by an Governmental Authority; (b) any restriction or prevention of, or interference by any Person with, any use of the Approved Subdivision or any part thereof; (c) any title defect or encumbrance or any eviction from the premises or the Improvements or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to this Agreement by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any claim that Borrower has or might have against or Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms of the Loan Documents or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; in each case, whether or not Borrower shall have notice or knowledge of any of the foregoing. Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any Obligation.

11.22 Brokers. Borrower and the Lender represent to each other that none of them knows of any brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated hereby. Borrower and the Lender shall indemnify and hold harmless the other parties for, from and against any and all loss, damage, liability, or expense, including costs and attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

11.23 Disbursements in Excess of Commitment Amount. In the event the total Advances made by the Lender exceed the Commitment Amount, to the extent not expressly prohibited by applicable law, all such Advances shall be secured by the Deeds of Trust and the other Loan Documents. All other sums expended by the Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Deed of Trust.

11.24 Time is of the Essence. Time is of the essence of this Agreement.

11.25 Signs. Throughout the term of the Loan, the Lender shall have the right to erect one or more signs on each of the Approved Subdivisions indicating their provision of financing for the Approved Subdivision (provided that any such sign shall not interfere with Borrower’s development of such Approved Subdivision), and Lender shall also have the right to publicize their financing of the Approved Subdivisions as the Lender may deem appropriate.

11.26 Interpretation.

(a) References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”; and “including” has the meaning represented by the phrase “including without limitation”.

(b) The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

(c) Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or the other Loan Documents, as the case may be.

(d) Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

11.27 Actions by the Lender. Unless otherwise expressly provided in this Agreement or any other Loan Document, all determinations, consents, approvals, disapprovals, calculations, requirements, requests, acts, actions, elections, selections, opinions, judgments, options, exercise of rights, remedies or indemnities, satisfaction of conditions or other decisions of or to be made by or on behalf of Lender under this Agreement or any of the other Loan Documents shall be made in the sole and absolute discretion of Lender and shall be deemed final, conclusive and binding on Borrower absent manifest error.

11.28 [Intentionally omitted]

11.29 Notices. Except as otherwise permitted by Section 2.2 with respect to Advance Requests, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of Borrower or Lender, at its address or facsimile number set forth in Schedule “1” hereof, or (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to Lender and Borrower in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Lender under Article 2 shall not be effective until received. Borrower and Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 12

SET OFF

12.1 Setoff. In addition to, and without limitation of, any rights of the Lender under applicable law, if Borrower becomes insolvent, however evidenced, or if any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by Lender or any Affiliate of Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations, owing to Lender, whether or not the Obligations, or any part thereof, shall then be due.

ARTICLE 13

CHOICE OF LAW; CONSENT TO JURISDICTION; JURY WAIVER;

WAIVER OF SPECIAL DAMAGES

13.1 CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

13.2 CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST LENDER OR ANY AFFILIATE OF LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ORANGE COUNTY, CALIFORNIA.

13.3 JURY WAIVER. BORROWER, AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN OR AMONG BORROWER AND THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

13.4 WAIVER OF SPECIAL DAMAGES. BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

ARTICLE 14

PATRIOT ACT NOTIFICATION AND COMPLIANCE

14.1 Patriot Act Notification and Compliance.

(a) USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318: “IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.”

(b) Compliance with Patriot Act. Borrower and each other Person that from time to time is or becomes obligated to Lender for any payment of the Indebtedness under any Loan Document (each a “Loan Party”) is not and shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by Lender at any time to enable Lender to verify each Loan Party’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

ARTICLE 15

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower and the Lender and each party has notified the Lender by facsimile transmission or telephone that it has taken such action.

ARTICLE 16

ARBITRATION

EXCEPT AS SPECIFICALLY PROVIDED HEREIN, ALL DISPUTES, CLAIMS, OR CONTROVERSIES (WHETHER SOUNDING IN TORT OR CONTRACT OR BASED UPON A STATUTE) (HEREINAFTER “CLAIMS”) ARISING OUT OF, BASED UPON, OR RELATING TO THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION BEFORE A RETIRED JUDGE OF JAMS/ENDISPUTE IN ORANGE COUNTY, CALIFORNIA, PURSUANT TO THE JAMS/ENDISPUTE COMPREHENSIVE ARBITRATION RULES AND PROCEDURES. JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF AND SHALL BE FINAL, BINDING, AND NONAPPEALABLE. NOTWITHSTANDING THE FOREGOING, THIS SECTION SHALL NOT:

(A) LIMIT OR PROHIBIT LENDER FROM BRINGING ANY ACTION IN ANY COURT OF COMPETENT JURISDICTION FOR INJUNCTIVE RELIEF; FOR APPOINTMENT OF A RECEIVER; FOR PROVISIONAL REMEDIES, INCLUDING TEMPORARY PROTECTIVE ORDERS AND WRITS OF ATTACHMENT; OR FOR JUDICIAL FORECLOSURE OF ANY COLLATERAL THAT IS REAL PROPERTY; AND THE FILING OF SUCH ACTIONS BY PAYEE SHALL NOT

(I) CONSTITUTE A WAIVER OF THIS ARBITRATION PROVISION; OR

(II) LIMIT THE COURT FROM REFERRING AS MUCH OF THE CLAIMS IN THE ACTION TO ARBITRATION AS POSSIBLE;

(B) LIMIT OR PROHIBIT LENDER FROM EXERCISING ANY OF ITS RIGHTS AS A BENEFICIARY AND/OR TRUSTEE UNDER THE DEED OF TRUST THAT IS A LOAN DOCUMENT INCLUDING, WITHOUT LIMITATION, THE INVOCATION OF THE POWER OF SALE UNDER ANY SUCH DEED OF TRUST OR THE USE OF ANY SET-OFF OR LIEN RIGHTS;

(C) APPLY TO CLAIMS UNDER THE ENVIRONMENTAL INDEMNITIES, WHICH CLAIMS MAY BE FILED IN ANY COURT OF COMPETENT JURISDICTION.

THIS ARBITRATION PROVISION SHALL BE DEEMED TO BE SELF-EXECUTING AND IN THE EVENT THAT BORROWER FAILS TO APPEAR AT ANY PROPERLY NOTICED ARBITRATION PROCEEDING, AN AWARD MAY BE ENTERED AGAINST BORROWER, NOTWITHSTANDING ITS FAILURE TO APPEAR.

THE ARBITRATOR IS SPECIFICALLY AUTHORIZED TO, AND AS APPROPRIATE, SHALL RECOMMEND OR AWARD TO THE PREVAILING PARTY IN THE ARBITRATION PROCEEDINGS ITS REASONABLE ATTORNEYS’ FEES AND COSTS INCLUDING, WITHOUT LIMITATION, JAMS/ENDISPUTE ADMINISTRATION FEES AND THE ARBITRATOR’S FEES. THE PREVAILING PARTY SHALL ALSO BE ENTITLED TO RECOVER THE REASONABLE ATTORNEYS’ FEES AND COSTS IT INCURS IN CONNECTION WITH THE CONFIRMATION OF THE AWARD AND ANY PROCEEDINGS REQUIRED TO ENFORCE A JUDGMENT BASED ON THE AWARD.

MDG/RSR	AZ
Borrower’s Initials	Lender’s Initials

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

BORROWER	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Its:	Sr. Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Its:	Sr. Vice President

[Signature Pages Continue on Following Page]

Signature Page to Borrowing Base Revolving Line of

Credit Agreement

LENDER:	CALIFORNIA NATIONAL BANK, a national banking association

	By:	/s/ Andrew Zinn
	Name:	Andrew Zinn
	Its:	Vice President

[End of Signature Pages]

Signature Page to Borrowing Base Revolving Line of

Credit Agreement

SCHEDULE 1

ADDRESSES FOR NOTICES

To Lender: California National Bank 1301 Dove Street, Suite 101 Newport Beach, CA 92660 Fax: (949) 222-0448 Attn: Real Estate Group Re: Loan No. 7600004024	To Borrower: William Lyon Homes, Inc. 4490 Von Karman Avenue Newport Beach CA 92660 Fax: (949) 252-2575 Attention: Mike Grubbs	To Guarantor: William Lyon Homes 4490 Von Karman Avenue Newport Beach CA 92660 Fax: (949) 252-2575 Attention: Mike Grubbs

SCHEDULE 1

TO BORROWING BASE REVOLVING LINE

OF CREDIT AGREEMENT

EXHIBIT “A”

STANDARD DRAW INSPECTION FORM FOR:

DESCRIPTION	PERCENTAGE		SUBDIVISION: 0
		LOTS:	0	0	0	0	0	0
PERMITS/LAYOUT TRENCHING AND STEEL POUR FOOTERS	5
POUR STEM WALLS	10
SET UNDERGROUNDS BACK FILL SOIL	15
ABC/GRADE SET COPPER SLAB	20
DELIVER LUMBER, TRUSSES & WINDOWS	25
FRAMING ROUGH CARPENTRY COMPLETED	30
ROUGH PLUMBING, HVAC, ELECTRIC	35
ROUGH INSPECTIONS ROOF DRY IN, WINDOWS, SLIDERS SET	40
STUCCO LATH INSULATION	45
STUCCO 1st COAT STOCK DRYWALL	50
HAND DRYWALL TAPE DRYWALL	55
FLOAT JOINTS STUCCO FINISH COAT	60
SAND WALLS TEXTURE DRYWALL	65
DELIVER DOORS & TRIM EXTERIOR PAINT	70
TRIM CARPENTRY/INTERIOR PAINT	75
DELIVER CABINETS, ROOF COMPLETE	80
INSTALL CABINETS, SET TOPS	85
INSTALL INTERIOR HARDWARE PLUMBING/ELECTRICAL/HVAC TRIM	90
PRE-CLEAN APPLIANCES/SHEET GOODS	95
FLOOR COVERINGS FINAL CLEAN & CITY FINAL	100

EXHIBIT “A”

TO BORROWING BASE REVOLVING LINE

OF CREDIT AGREEMENT

DISCLAIMER: This report is for California National Bank use only. No other party including the property owner, builder, or Borrower may rely upon the contents or conclusions.

CERTIFICATION: I certify that I saw and reviewed this property on the date indicated below, and I have reported all observed unacceptable or incomplete work, and that I have no personal interest present or prospective in the property, applicant or loan proceeds.

COMMENTS:

SIGNATURE & DATE:

SCHEDULE 2

INSURANCE REQUIREMENTS

A. Workers’ Compensation:	Coverage A. Statutory policy form.
	Coverage B. Employers Liability	$100,000

B.	Owner’s Broad Form Comprehensive General Liability or Commercial General Liability:

The limits of liability shall not be less than:

1.	Broad Form Comprehensive General Liability:

$2,000,000	Combined Single Limit
$1,000,000	Bodily/Property Damage per Occurrence

Or,

2.	Commercial General Liability:

Each Occurrence Limit	$1,000,000
Personal Advertising Injury Limit	$1,000,000
Products Completed Operations Aggregate Limit	$1,000,000
General Aggregate Limit	$2,000,000
(Other than Products-Completed Operations)

Both policy forms must include:

a.	Premises and operations with no X, C, or U exclusions.

b.	Products and completed operations coverage. (This coverage to be maintained for a minimum of ten (10) years following completion of work and to continue to name Owner as named insured and Lender as additional insured, for the entire ten (10) year period).

c.	Blanket contractual coverage with Employee Exclusion deleted.

d.	Broad Form Property Damage including completed operations or its equivalent.

e.	An endorsement naming Lender and any other required interests as additional insured(s).

f.	An endorsement stating: “Such coverage as is afforded by this policy for the benefit of the additional insured(s) is primary and any other coverage maintained by such additional insured(s) shall be non-contributing with the coverage provided under this policy.”

SCHEDULE 2

TO BORROWING BASE REVOLVING LINE

OF CREDIT AGREEMENT

EXHIBIT “B”

COMPLIANCE CERTIFICATE

TO:	California National Bank

For the Fiscal Quarter Ending

OR

For the Fiscal Year Ending

This Compliance Certificate is furnished pursuant to Section 6.4(g) and Article 7 of the Borrowing Base Revolving Line of Credit Agreement dated as of February 14, 2006 (“Loan Agreement”), entered into by and among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), CALIFORNIA NATIONAL BANK, a national banking association (“Lender”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Loan Agreement. Each of the undersigned below is referred to as “Reporting Party”.

The undersigned hereby certifies as follows:

1.	The financial statements, which are delivered concurrently with the delivery of this Compliance Certificate, fairly present in all material respects the consolidated financial conditions and operations of Borrower and WLH at such date for the period then ended. The financial statements are in accordance with GAAP applied consistently throughout such period and with prior periods (except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein), subject, in the case of interim financial statements, to normal and customary year-end adjustments.

2.	The covenants set forth in Article 7 of the Loan Agreement are calculated as of the date set forth above and, as of such date:

(a)	Minimum Tangible Net Worth Covenant. The minimum Tangible Net Worth of WLH, on a consolidated basis but without duplication, is ;

(b)	Leverage Ratio. The ratio of (a) Indebtedness to (b) Tangible Net Worth of WLH, on a consolidated basis but without duplication, is ;

(d)	Interest Coverage Ratio. The interest coverage ratio of (a) EBITDA to (b) Interest Incurred of WLH, on a consolidated basis but without duplication, is on trailing twelve (12) Calendar Month basis.

EXHIBIT “B”

TO BORROWING BASE REVOLVING LINE

OF CREDIT AGREEMENT

(e)	Minimum Liquidity. The Available Liquidity of WLH, on a consolidated basis but without duplication, is $ , which is % of their total Indebtedness.

Attached hereto are the worksheets, schedules and calculations of the Reporting Party for each of the foregoing covenants.

3.	During the period referred to above and as of the end of such period and as of the date hereof, the undersigned has no knowledge of any Default or Event of Default under the Loan Agreement or under the Loan Documents of the Loan, except as follows:

The undersigned hereby certifies to Lender and each of the Lender that the information and statements set forth above are true and correct and, with respect to each covenant listed above, Borrower has performed the required calculations and that such calculations are true and accurate.

IN WITNESS WHEREOF, the undersigned executes this Compliance Certificate as of the date set forth above.

“BORROWER”

WILLIAM LYON HOMES, INC., a California corporation

By:
Name:
Its:

By:
Name:
Its:

[Signatures Continued on Following Page]

“WLH”

WILLIAM LYON HOMES, a Delaware corporation

By:
Name:
Its:

By:
Name:
Its: